EXHIBIT 99.1
                                                                   ------------

                                                     [LOGO OMITTED - NEXEN INC.]
                          NEXEN INC. 801-7th Ave. SW Calgary, AB Canada T2P 3P7 T 403 699-4000 F 403 699-5776 www.nexeninc.com

-------------------------------------------------------------------------------
N E W S   R E L E A S E

                                                          For immediate release


 NEXEN INC. DELIVERS STRONG FOURTH QUARTER AND ANNUAL FINANCIAL RESULTS IN 2007
-------------------------------------------------------------------------------

2007 HIGHLIGHTS:

   o RECORD ANNUAL CASH FLOW OF $3.5 BILLION ($6.56/SHARE)--AN INCREASE OF 30% OVER 2006

   o   ANNUAL EARNINGS OF $1.1 BILLION  ($2.06/SHARE)--AN  INCREASE OF 81% OVER
       2006

   o   PRODUCTION AFTER ROYALTIES GROWTH OF 33% FOR THE YEAR

   o PROVED RESERVE ADDITIONS OF 102 MILLION BOE, REPLACING APPROXIMATELY 110% OF 2007 PRODUCTION

   o   400 MILLION BBLS OF PROBABLE RESERVES ADDED FOR LONG LAKE PHASE 2

   o   ALL WELLS STEAMING AT LONG LAKE AND UPGRADER ON TRACK FOR MID 2008 START
       UP

   o   ETTRICK PROJECT ON TRACK FOR MID 2008 START UP

   o   EXPLORATION SUCCESS IN THE GULF OF MEXICO AND THE UK NORTH SEA

                                               THREE MONTHS ENDED   TWELVE MONTHS ENDED
                                                   DECEMBER 31          DECEMBER 31
                                             --------------------  --------------------
(Cdn$ millions)                                 2007        2006      2007        2006
---------------------------------------------------------------------------------------
Production (mboe/d)(1)
      Before Royalties                           262         207       254         212
      After Royalties                            214         161       207         156
Net Sales                                      1,597         920     5,583       3,936
Cash Flow from Operations(2)                   1,079         673     3,458       2,669
       Per Common Share ($/share)(2)            2.04        1.28      6.56        5.09
Net Income                                       194          77     1,086         601
       Per Common Share ($/share)               0.37        0.15      2.06        1.15
Capital Expenditures                             914         951     3,524       3,458
---------------------------------------------------------------------------------------

(1) Production and reserves in this release also include our share of Syncrude oil sands. US investors should read the Cautionary Note to US Investors at the end of this release.
(2) For reconciliation of this non-GAAP measure, see Cash Flow from Operations on pg. 11.

CALGARY, ALBERTA, FEBRUARY 14, 2008 - Quarterly cash flow was over $1 billion for the first time in company history and cash flow for the year grew 30% to a record $3.5 billion. With strong oil and gas production from our Buzzard field in the North Sea, attractive commodity prices and high cash operating margins, we had solid financial results for the fourth quarter and the year. Average benchmark WTI prices for the year increased by 9%, yet we successfully grew our cash netbacks per barrel by 32%. This exceptional netback growth reflects our changing production mix as our production transitions to high margin barrels from Buzzard where unit operating costs are low and we are not subject to royalties. We expect to continue generating higher company-wide cash netbacks as the premium synthetic crude oil we will produce at Long Lake adds to our future production volumes.

"The record cash flow we generated reflects our significant production growth in 2007," commented Charlie Fischer, Nexen's President and Chief Executive Officer. "Our accomplishments last year position us for solid growth in 2008 as we bring Long Lake and Ettrick on stream, gain a full year of production from Buzzard, evaluate our recent discoveries and continue our exploration program."

Net income for the fourth quarter amounted to $194 million and we generated $1.1 billion of net income for the year. Our net income was reduced by non-cash charges for impairment, stock-based compensation and exploration expense. In the Gulf of Mexico, we recorded a non-cash impairment charge of approximately $238 million, after tax ($366 million, before tax) relating to Aspen and three of our shelf properties. This largely reflects disappointing results from our 2007 capital investment program in the United States. We use the more conservative successful efforts method to account for our oil and gas operations. This requires the assessment of impairment on a property by property basis compared to the country level assessment allowed by the full cost method.

"We are disappointed with last year's capital investment program at Aspen," stated Fischer. "Despite the impairment, Aspen has been a good asset and we expect to generate a full cycle rate of return here of over 30%."

Our quarterly net income was also reduced by $31 million, after tax, for stock-based compensation expense and $76 million, after tax, of exploration expense, primarily relating to seismic expenditures.

In our marketing division, results were below their 2006 record contribution. In North American gas markets, limited market and weather-related events presented fewer trading opportunities as natural gas time and location spreads remained relatively stable throughout the year. With respect to our crude oil trading activities, we were not positioned to take advantage of changing oil markets where crude oil spot prices rose suddenly without a corresponding rise in forward prices.

OIL AND GAS PRODUCTION

                               QUARTERLY PRODUCTION BEFORE ROYALTIES     QUARTERLY PRODUCTION AFTER ROYALTIES
Crude Oil, NGLs and
Natural Gas (mboe/d)              Q4 2007              Q3 2007             Q4 2007               Q3 2007
--------------------------------------------------------------------    -------------------------------------
North Sea                           96                    93                96                      93
Yemen                               66                    70                34                      39
Canada                              37                    35                31                      29
United States                       34                    31                29                      26
Other Countries                      6                     7                 5                       6
Syncrude                            23                    25                19                      21
                            ----------------------------------------    -------------------------------------
TOTAL                              262                   261               214                     214
                            ----------------------------------------    -------------------------------------

                                ANNUAL PRODUCTION BEFORE ROYALTIES       ANNUAL PRODUCTION AFTER ROYALTIES
Crude   Oil,    NGLs   and
Natural Gas (mboe/d)               2007                  2006               2007                   2006
--------------------------------------------------------------------    -------------------------------------
North Sea                           84                    20                 84                     20
Yemen                               72                    93                 40                     52
Canada                              37                    38                 30                     31
United States                       33                    36                 29                     31
Other Countries                      6                     6                  5                      6
Syncrude                            22                    19                 19                     16
                            ----------------------------------------    -------------------------------------
TOTAL                               254                  212                 207                   156
                            ----------------------------------------    -------------------------------------

Our fourth quarter production averaged 262,000 boe/d (214,000 boe/d after royalties) with Buzzard contributing 75,000 boe/d to our volumes. During the quarter, we shut in production from the Buzzard platform following storm damage to one of the power generation turbine stacks. The damage was repaired within a few days. Reliability issues with the acid gas removal system at Buzzard also temporarily reduced production volumes. These issues have largely been resolved and Buzzard is now performing well, with our share of production averaging over 95,500 boe/d (221,000 boe/d gross) for the month of January this year.

Our annual production averaged 254,000 boe/d (207,000 boe/d after royalties) as compared to 212,000 boe/d (156,000 boe/d after royalties) in 2006. This resulted in industry-leading production after royalties growth of 33%, but was less than the 50% growth we forecasted a year ago. Project start-up and ramp-up delays, coupled with disappointing results from development drilling at Aspen, caused our 2007 production to be less than originally forecast. At Buzzard, commissioning of all systems took longer than expected but this work is now complete and the platform is performing well. At Long Lake, project start up was deferred approximately six months to allow for completion of the air separation and sulphur recovery units. Despite these timing setbacks, project returns have not been impacted.

In 2008, we expect additional production growth over 2007 and expect production to range from 260,000 to 280,000 boe/d (220,000 to 240,000 boe/d after royalties). For the month of January 2008, our production was approximately 275,000 boe/d (233,000 boe/d after royalties).

2007 CAPITAL INVESTMENT AND RESERVES

"Our strategy is to generate high value production growth for our shareholders and we are doing this by building material sustainable businesses in the deep-water Gulf of Mexico, Athabasca oil sands, North Sea and offshore West Africa," said Fischer. "Long Lake, Knotty Head and Usan will contribute significant value when they come on stream. Projects of this size tend to have longer cycle-times and result in step changes to our production profile."

In 2007, we added 102 mmboe of proved reserves and invested approximately $2.6 billion in oil and gas exploration and development activities, replacing approximately 110% of our production. Our total proved and probable reserves now total approximately two billion boe.

                                         2007 CAPITAL INVESTMENT(1) (CDN$ MILLIONS)
----------------------------------------------------------------------------------------------------------------------
                             United      Yemen       Other         US       Canada      Insitu      Syncrude     TOTAL
                             Kingdom              International                        Oil Sands
----------------------------------------------------------------------------------------------------------------------
Core Asset Development         228        124          22          384        124          -           36         918
Major Development              308          -           -           28        103         279           -         718
Early-stage Development          -          -          31            2         21         105           -         159
Exploration                    129         15          90          335        121           6           -         696
Proved Property
  Acquisitions                  46          -           -          104          1           -           -         151
                            ------------------------------------------------------------------------------------------
TOTAL OIL AND GAS              711        139         143          853        370         390          36       2,642
  INVESTMENT
Long Lake Upgrader               -          -           -            -          -         591           -         591
Marketing, Corporate,
  Chemicals and Other            -          -           4            -        114           -           -         118
Capitalized Interest            15          -           -            -          -         158           -         173
----------------------------------------------------------------------------------------------------------------------
TOTAL CAPITAL INVESTMENT       726        139         147          853        484       1,139          36       3,524
----------------------------------------------------------------------------------------------------------------------
% of Total                     21%         4%          4%          24%        14%         32%          1%        100%
----------------------------------------------------------------------------------------------------------------------

(1) Includes geological and geophysical expenditures of $123 million.

Shown below is a summary of our year on year reserve changes. A detailed reconciliation table can be found on page 10 of this release.

---------------------------------------------------------------------------------------------------------------------------
                                                 2007 RESERVES CONTINUITY
---------------------------------------------------------------------------------------------------------------------------
                                            OIL AND GAS ACTIVITIES                               MINING
                   -------------------------------------------------------------------------- -------------
                    United      Yemen       Other        US    Canada    Bitumen   TOTAL OIL   SYNCRUDE(3)     TOTAL OIL,
mmboe               Kingdom             International                              AND GAS                  GAS AND MINING
---------------------------------------------------------------------------------------------------------------------------
PROVED RESERVES (1)
Dec. 31, 2006         182          66         40         73      118         246       725         324          1,049
Net Changes            55           3          -          1       13          22        94           8            102
Production            (30)        (28)(4)     (2)       (12)     (13)          -       (85)         (8)           (93)
                   ------------------------------------------------------------------------------------------------------
Dec. 31, 2007         207          41         38         62      118         268       734         324          1,058
                   ------------------------------------------------------------------------------------------------------

PROBABLE RESERVES (1,2)

Dec. 31, 2006         160          22         59         99       62         154       556          46            602
Conversions to
 Proved               (48)         (4)         -         (1)      (4)        (22)      (79)         (8)           (87)
Other Net Changes      32          (3)         1        (38)       -         391       383           8            391
                   ------------------------------------------------------------------------------------------------------
Dec. 31, 2007         144          15         60         60       58         523       860          46            906
                   ------------------------------------------------------------------------------------------------------

TOTAL PROVED + PROBABLE RESERVES(1,2)

Dec. 31, 2006         342          88         99        172      180         400     1,281         370          1,651
Net Changes            39          (4)         1        (38)       9         391       398           8            406
Production            (30)        (28)        (2)       (12)     (13)          -       (85)         (8)           (93)
                   ------------------------------------------------------------------------------------------------------
Dec. 31, 2007         351          56         98        122      176         791     1,594         370          1,964
                   ------------------------------------------------------------------------------------------------------

(1) We internally evaluate all of our reserves and have at least 80% of our proved reserves assessed by independent qualified consultants each year; 98% were assessed this year. Our reserves are also reviewed and approved by our Reserves Committee and our Board of Directors. Reserves represent our working interest before royalties at year-end constant pricing using SEC rules. Gas is converted to equivalent oil at a 6:1 ratio.
(2) Probable reserves are determined according to SPE/WPC definitions. US investors should read the Cautionary Note to US Investors at the end of this release.
(3) US investors should read the Cautionary Note to US Investors at the end of this release.
(4)  Production includes volumes used for fuel in Yemen.

UNITED KINGDOM

In the UK, we invested $726 million. This included $160 million at Buzzard where we drilled six development wells and added 46 mmboe of proved reserves. Increases in both the reservoir size and overall recovery factor from successful drilling and production performance resulted in these proved reserve adds.

"Buzzard has been a great project for us and is one of the few mega-projects worldwide in the last several years to be completed virtually on time and on budget. In addition, the Buzzard facility is capable of handling higher production volumes than we first thought," commented Fischer. "Oil prices are almost three times higher than when we first acquired this asset and we have successfully increased our proved plus probable reserves by 74 mmboe or 35%, creating significant value for shareholders. We are optimistic that this asset will generate even more value as we believe there is room for recovery factors to improve further."

Our Ettrick development in the North Sea is progressing well towards first oil mid 2008. In 2007, we invested approximately $260 million and added 4 mmboe of proved reserves and 1 mmboe of probable reserves. To date, we have recognized 46 mmboe of proved plus probable reserves here. This development will utilize a leased floating production, storage and offloading vessel (FPSO) designed to handle 30,000 bbls/d of oil and 35 mmcf/d of gas. We expect to ramp up to production of approximately 30,000 boe/d gross by the end of the year. We operate Ettrick with an 80% working interest. We have also identified a number of exploration opportunities in the immediate area that could be future tie-backs to Ettrick. We have plans to drill at least two of these opportunities this year.

At Scott/Telford and Farragon, we added 5 mmboe of proved reserves as a result of successful development well drilling.

Elsewhere, we are assessing development alternatives for our Golden Eagle discovery where we have a 34% operated working interest. At Kildare, we are planning to drill an appraisal well this year. The discovery well was drilled to a depth of approximately 14,100 feet and encountered approximately 91 feet of net pay. We also completed an appraisal well at Selkirk which confirmed commercial quantities of hydrocarbons and we are currently reviewing development options. We have a 38% operated working interest here.

At Bugle, we are currently drilling an appraisal well. Well results are still being analyzed but initial test results are encouraging. We have a 41% working interest here.

"Our strategy in the UK is working well," commented Fischer. "These satellite discoveries are in the same areas as our large operations at Buzzard, Scott/Telford and Ettrick. This infrastructure provides opportunities for quick tie-backs which will generate incremental value for shareholders."

YEMEN

Yemen remains a significant asset for us and is expected to generate approximately 15% of our projected 2008 cash flow. In 2007, we invested $139 million and added 3 mmboe of proved reserves. In 2008, we expect to produce between 50,000 and 55,000 boe/d before royalties here.

OFFSHORE WEST AFRICA

The Usan field development, located in Nigeria on offshore Block OPL-222, continues to move forward. We expect the project to advance to the execution phase shortly and this will facilitate the award of major deep-water facilities contracts. The project will have the ability to process an average of 180,000 bbls/d of oil during the initial production plateau period through a new FPSO with a two million barrel storage capacity. We have a 20% interest in exploration and development on this block.

UNITED STATES

In the Gulf of Mexico, we reduced our proved reserve estimates for Aspen and a few shelf properties by approximately 13 mmboe. At Aspen, disappointing results from our recent investment in development drilling resulted in reserve reductions of 7 mmboe. While we were encouraged by well log data indicating thick pay zones, well deliverability rates could not be sustained. This likely indicates barriers within this section of the reservoir that are not apparent elsewhere. On the shelf, negative reserve revisions of 6 mmboe primarily relate to gas properties, where unsatisfactory investment results, production performance and revised mapping resulted in a downward revision to reserves estimates.

"While we are disappointed with our capital investment performance and the reserve reductions in the Gulf of Mexico, these revisions have no impact on our production guidance for 2008," commented Fischer. "In 2008, we plan to keep capital reinvestment with respect to our shelf assets to a minimum."

At Longhorn, where we have a 25% working interest, we completed drilling an appraisal well which exceeded our expectations and encountered approximately 400 feet of net gas pay in multiple sands. We added 3 mmboe of proved and 3 mmboe of probable reserves here. The Longhorn project has been sanctioned and development will consist of subsea tie-backs to a host facility with first production expected in 2009.

In late 2007, we invested $104 million to acquire three producing deep-water properties at Garden Banks Block 205 and Green Canyon Blocks 137 and 6/50. These properties added 7 mmboe of proved reserves and are currently producing approximately 3,000 boe/d. Drilling of a development well at Green Canyon 6/50 is underway and we expect production from this well to add up to 5,000 boe/d to support our 2008 annual volumes.

Elsewhere, we had positive proved reserve additions and revisions of 4 mmboe, primarily at Gunnison and on the shelf as a result of performance and drilling activities.

At Knotty Head, we continue to pursue rig availability in the short term to allow us to spud an appraisal well. To date, we have evaluated two rigs but determined that these rigs did not have the drilling capability required. We have contracted two new deep-water drilling rigs that are scheduled to arrive in mid 2009 and 2010, respectively.

Our 2007 exploration program resulted in discoveries at Vicksburg, Mississippi Canyon 72 and South Marsh Island 257. The Vicksburg discovery well, located on De Soto Canyon Block 353 in the Eastern Gulf of Mexico, was drilled to a depth of approximately 25,400 feet and encountered a hydrocarbon column of 300 feet. Core was recovered from the well and studies are underway to assess the productivity of the column. Additional drilling in the area is planned in 2008. We have a 25% non-operated working interest in this discovery. Shell is the operator with a 57.5% working interest and Plains Exploration & Production Company holds the remaining 17.5% interest. In the same area, we participated in a discovery well in 2003 at Shiloh located on DeSoto Canyon Block 269, that was drilled by Shell. This well was drilled to a total depth of approximately 24,000 feet, encountered hydrocarbons and was temporarily abandoned pending further evaluation of the area. We have a 20% non-operated working interest in Shiloh. Shell operates and owns the remaining 80% working interest.

In the Eastern Gulf of Mexico, where the discoveries at Shiloh and Vicksburg are located, we have identified a number of additional exploration opportunities in the region. We also have the right to extend our acreage position through the acquisition of working interests in various blocks recently awarded to Shell as a result of their participation in Lease Sale 205 late last year.

"We are excited about the recent discovery at Vicksburg," said Fischer. "When we combine this with the previous discovery at Shiloh, the exploration opportunities we have identified and our access to acreage in the area, this has the potential to become a significant part of our Gulf of Mexico business."

Our other discoveries at Mississippi Canyon 72 and South Marsh Island 257 are currently being evaluated. Both discoveries are expected to come on production in 2008. We have working interests of 33% and 34.5% respectively in these discoveries.

CANADA

In Canada, we are developing the first commercial coalbed methane (CBM) project in the Mannville coals. In 2007, we invested $173 million in exploration and development activities on our CBM lands. This generated 5 mmboe of proved reserves. To date, we have recognized approximately 36 mmboe of proved plus probable CBM reserves. Our ability to recognize proved reserves in this resource play type is limited until we have sufficient production history to assess long-term decline rates. We expect our CBM reserves to grow over the coming years as additional wells are drilled, development work progresses and more production history is obtained.

Elsewhere, we added 8 mmboe of proved reserves relating to our conventional heavy oil and gas properties largely as a result of positive price revisions and development drilling.

In northeast British Columbia, we have a material land position of approximately 190 net sections in an emerging Devonian shale gas play which has the potential to be one of the most significant shale gas plays in Canada. We are currently evaluating this opportunity with a program of drilling, completing and production testing.

LONG LAKE

In 2007, we invested a total of $1.1 billion to develop our insitu oil sands resource. This included approximately $1 billion on the first phase of Long Lake, $591 million of which related to the upgrader. At Long Lake, we added 22 mmbbls of proved bitumen reserves based on further delineation of the lease and an increase in recovery factors based on performance from analogous reservoirs. We also added approximately 400 mmbbls of probable bitumen reserves associated with delineation work on Phase 2.

Long Lake  continues  to progress  well  towards  first  production  of premium synthetic crude in mid 2008. We are currently injecting steam into the reservoir through all well pads. We have started converting wells to SAGD operation and we have also recently started up our first cogeneration unit which allows us to produce electricity and build our steaming capacity. The second cogeneration unit is expected to start up towards the end of the first quarter. We expect bitumen production to ramp up in the spring and we are on track to have sufficient bitumen production for the start up of the upgrader. The bitumen production capacity of the SAGD facilities is approximately 72,000 bbls/d (36,000 bbls/d net to Nexen).

At the end of 2007, construction of the upgrader was 97% complete and commissioning is progressing well. We have turned over the hydrocracker, the OrCrude(TM) unit and all main plant utilities to operations. The gasifier and air separation unit were essentially mechanically complete at year end 2007, and we are completing final electrical and insulation work. Construction of the sulphur recovery unit is expected to be completed by the end of the first quarter, in sufficient time for first production of synthetic crude oil in mid 2008. Production of premium synthetic crude will ramp up to full rates over a 12 to 18 month period following initial upgrader start up. The upgrader is designed to produce approximately 60,000 bbls/d (30,000 bbls/d net to Nexen) of premium synthetic crude.

The total cost estimate for the Project remains unchanged at between $5.8 billion and $6.1 billion (between $2.90 billion and $3.05 billion net).

"We are excited about bringing our first oil sands project on stream this year and we are committed to the safe and steady start up of all facilities," said Fischer. "At current natural gas prices we expect to enjoy a cost advantage of approximately $10/bbl over competing technologies once Long Lake is fully ramped up in late 2009, as the patented process minimizes the need for purchased natural gas."

We are planning to increase synthetic crude oil production as we sequentially develop our lands with additional 60,000 bbls/d (30,000 bbls/d net) phases using the same technology and design as Long Lake.

SYNCRUDE

At Syncrude, we invested $36 million in 2007 and converted 8 mmboe of probable reserves to proved reserves. In 2008, we have turnarounds scheduled in the second and third quarters and expect annual production of between 20,000 and 25,000 bbls/d before royalties.


QUARTERLY DIVIDEND

The Board of Directors has declared the regular quarterly dividend of $0.025 per common share payable April 1, 2008, to shareholders of record on March 10, 2008.

Nexen Inc. is an independent, Canadian-based global energy company, listed on the Toronto and New York stock exchanges under the symbol NXY. We are uniquely positioned for growth in the North Sea, deep-water Gulf of Mexico, the Athabasca oil sands of Alberta, the Middle East and offshore West Africa. We add value for shareholders through successful full-cycle oil and gas exploration and development and leadership in ethics, integrity and environmental protection.


For further information, please contact:

MICHAEL J. HARRIS, CA
Vice President, Investor Relations
(403) 699-4688

LAVONNE ZDUNICH, CA
Analyst, Investor Relations
(403) 699-5821

SEAN NOE, P.ENG
Analyst, Investor Relations
(403) 699-4494

801 - 7th Ave SW
Calgary, Alberta, Canada T2P 3P7
www.nexeninc.com
----------------

CONFERENCE CALL

Charlie Fischer, President and CEO, and Marvin Romanow, Executive Vice President and CFO, will host a conference call to discuss our fourth quarter and year end financial and operating results and expectations for the future.

Date:    February 14, 2008
Time:    7:00 a.m. Mountain Time (9:00 a.m. Eastern Time)

To listen to the conference call, please call one of the following:

416-340-2216 (Toronto)
866-898-9626 (North American toll-free)
800-8989-6323 (Global toll-free)

A replay of the call will be available for two weeks starting at 9:00 a.m. Mountain Time, by calling 416-695-5800 (Toronto) or 800-408-3053 (toll-free) passcode 3250781 followed by the pound sign.

A live and on demand webcast of the conference call will be available at www.nexeninc.com
----------------


FORWARD-LOOKING STATEMENTS

CERTAIN STATEMENTS IN THIS REPORT CONSTITUTE "FORWARD-LOOKING STATEMENTS" (WITHIN THE MEANING OF THE UNITED STATES PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, SECTION 21E OF THE UNITED STATES SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND SECTION 27A OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED) OR "FORWARD-LOOKING INFORMATION" (WITHIN THE MEANING OF APPLICABLE CANADIAN SECURITIES LEGISLATION). SUCH STATEMENTS OR INFORMATION ("FORWARD-LOOKING STATEMENTS") ARE GENERALLY IDENTIFIABLE BY THE TERMINOLOGY USED SUCH AS "ANTICIPATE", "BELIEVE", "INTEND", "PLAN", "EXPECT", "ESTIMATE", "BUDGET", "OUTLOOK" OR OTHER SIMILAR WORDS AND INCLUDE STATEMENTS RELATING TO OR ASSOCIATED WITH INDIVIDUAL WELLS, REGIONS OR PROJECTS. ANY STATEMENTS AS TO POSSIBLE FUTURE CRUDE OIL, NATURAL GAS OR CHEMICALS PRICES, FUTURE PRODUCTION LEVELS, FUTURE COST RECOVERY OIL REVENUES FROM OUR YEMEN OPERATIONS, FUTURE CAPITAL EXPENDITURES AND THEIR ALLOCATION TO EXPLORATION AND DEVELOPMENT ACTIVITIES, FUTURE EARNINGS, FUTURE ASSET DISPOSITIONS, FUTURE SOURCES OF FUNDING FOR OUR CAPITAL PROGRAM, FUTURE DEBT LEVELS, POSSIBLE COMMERCIALITY, DEVELOPMENT PLANS OR CAPACITY EXPANSIONS, FUTURE ABILITY TO EXECUTE DISPOSITIONS OF ASSETS OR BUSINESSES, FUTURE CASH FLOWS AND THEIR USES, FUTURE DRILLING OF NEW WELLS, ULTIMATE RECOVERABILITY OF RESERVES OR RESOURCES, EXPECTED FINDING AND DEVELOPMENT COSTS, EXPECTED OPERATING

COSTS, FUTURE DEMAND FOR CHEMICALS PRODUCTS, ESTIMATES ON A PER SHARE BASIS, SALES, FUTURE EXPENDITURES AND FUTURE ALLOWANCES RELATING TO ENVIRONMENTAL MATTERS AND DATES BY WHICH CERTAIN AREAS WILL BE DEVELOPED OR WILL COME ON STREAM, AND CHANGES IN ANY OF THE FOREGOING ARE FORWARD-LOOKING STATEMENTS. STATEMENTS RELATING TO "RESERVES" OR "RESOURCES" ARE FORWARD-LOOKING STATEMENTS, AS THEY INVOLVE THE IMPLIED ASSESSMENT, BASED ON ESTIMATES AND ASSUMPTIONS THAT THE RESERVES AND RESOURCES DESCRIBED EXIST IN THE QUANTITIES PREDICTED OR ESTIMATED, AND CAN BE PROFITABLY PRODUCED IN THE FUTURE.

THE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO KNOWN AND UNKNOWN RISKS AND UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE ACTUAL RESULTS, LEVELS OF ACTIVITY AND ACHIEVEMENTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY SUCH STATEMENTS. SUCH FACTORS INCLUDE, AMONG OTHERS: MARKET PRICES FOR OIL AND GAS AND CHEMICALS PRODUCTS; OUR ABILITY TO EXPLORE, DEVELOP, PRODUCE AND TRANSPORT CRUDE OIL AND NATURAL GAS TO MARKETS; THE RESULTS OF EXPLORATION AND DEVELOPMENT DRILLING AND RELATED ACTIVITIES; VOLATILITY IN ENERGY TRADING MARKETS; FOREIGN-CURRENCY EXCHANGE RATES; ECONOMIC CONDITIONS IN THE COUNTRIES AND REGIONS IN WHICH WE CARRY ON BUSINESS; GOVERNMENTAL ACTIONS INCLUDING CHANGES TO TAXES OR ROYALTIES, CHANGES IN ENVIRONMENTAL AND OTHER LAWS AND REGULATIONS; RENEGOTIATIONS OF CONTRACTS; RESULTS OF LITIGATION, ARBITRATION OR REGULATORY PROCEEDINGS; AND POLITICAL UNCERTAINTY, INCLUDING ACTIONS BY TERRORISTS, INSURGENT OR OTHER GROUPS, OR OTHER ARMED CONFLICT, INCLUDING CONFLICT BETWEEN STATES. THE IMPACT OF ANY ONE RISK, UNCERTAINTY OR FACTOR ON A PARTICULAR FORWARD-LOOKING STATEMENT IS NOT DETERMINABLE WITH CERTAINTY AS THESE FACTORS ARE INTERDEPENDENT, AND MANAGEMENT'S FUTURE COURSE OF ACTION WOULD DEPEND ON OUR ASSESSMENT OF ALL INFORMATION AT THAT TIME.

ALTHOUGH WE BELIEVE THAT THE EXPECTATIONS CONVEYED BY THE FORWARD-LOOKING STATEMENTS ARE REASONABLE BASED ON INFORMATION AVAILABLE TO US ON THE DATE SUCH FORWARD-LOOKING STATEMENTS WERE MADE, NO ASSURANCES CAN BE GIVEN AS TO FUTURE RESULTS, LEVELS OF ACTIVITY AND ACHIEVEMENTS. UNDUE RELIANCE SHOULD NOT BE PLACED ON THE STATEMENTS CONTAINED HEREIN, WHICH ARE MADE AS OF THE DATE HEREOF AND, EXCEPT AS REQUIRED BY LAW, NEXEN UNDERTAKES NO OBLIGATION TO UPDATE PUBLICLY OR REVISE ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE. THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN ARE EXPRESSLY QUALIFIED BY THIS CAUTIONARY STATEMENT. READERS SHOULD ALSO REFER TO ITEMS 1A AND 7A IN OUR 2006 ANNUAL REPORT ON FORM 10-K FOR FURTHER DISCUSSION OF THE RISK FACTORS.

CAUTIONARY NOTE TO US INVESTORS

     THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (SEC) PERMITS OIL AND GAS COMPANIES, IN THEIR FILINGS WITH THE SEC, TO DISCUSS ONLY PROVED RESERVES THAT ARE SUPPORTED BY ACTUAL PRODUCTION OR CONCLUSIVE FORMATION TESTS TO BE ECONOMICALLY AND LEGALLY PRODUCIBLE UNDER EXISTING ECONOMIC AND OPERATING CONDITIONS. IN THIS DISCLOSURE, WE MAY REFER TO "RECOVERABLE RESERVES", "PROBABLE RESERVES" AND "RECOVERABLE RESOURCES" WHICH ARE INHERENTLY MORE UNCERTAIN THAN PROVED RESERVES. THESE TERMS ARE NOT USED IN OUR FILINGS WITH THE SEC. OUR RESERVES AND RELATED PERFORMANCE MEASURES REPRESENT OUR WORKING INTEREST BEFORE ROYALTIES, UNLESS OTHERWISE INDICATED. PLEASE REFER TO OUR ANNUAL REPORT ON FORM 10-K AVAILABLE FROM US OR THE SEC FOR FURTHER RESERVE DISCLOSURE.

     IN ADDITION, UNDER SEC REGULATIONS, THE SYNCRUDE OIL SANDS OPERATIONS ARE CONSIDERED MINING ACTIVITIES RATHER THAN OIL AND GAS ACTIVITIES. PRODUCTION, RESERVES AND RELATED MEASURES IN THIS RELEASE INCLUDE RESULTS FROM THE COMPANY'S SHARE OF SYNCRUDE.

     UNDER SEC REGULATIONS, WE ARE REQUIRED TO RECOGNIZE BITUMEN RESERVES RATHER THAN THE UPGRADED PREMIUM SYNTHETIC CRUDE OIL WE WILL PRODUCE AND SELL FROM LONG LAKE.

CAUTIONARY NOTE TO CANADIAN INVESTORS

     NEXEN IS REQUIRED TO DISCLOSE OIL AND GAS ACTIVITIES UNDER NATIONAL INSTRUMENT 51-101 -- STANDARDS OF DISCLOSURE FOR OIL AND GAS ACTIVITIES (NI 51-101). HOWEVER, THE CANADIAN SECURITIES REGULATORY AUTHORITIES (CSA) HAVE GRANTED US EXEMPTIONS FROM CERTAIN PROVISIONS OF NI 51-101 TO PERMIT US STYLE DISCLOSURE. THESE EXEMPTIONS WERE SOUGHT BECAUSE WE ARE A US SECURITIES AND EXCHANGE COMMISSION (SEC) REGISTRANT AND OUR SECURITIES REGULATORY DISCLOSURES, INCLUDING FORM 10-K AND OTHER RELATED FORMS, MUST COMPLY WITH SEC REQUIREMENTS. OUR DISCLOSURES MAY DIFFER FROM THOSE OF CANADIAN COMPANIES WHO HAVE NOT RECEIVED SIMILAR EXEMPTIONS UNDER NI 51-101.

     PLEASE READ THE "SPECIAL NOTE TO CANADIAN INVESTORS" IN ITEM 7A IN OUR 2006 ANNUAL REPORT ON FORM 10-K, FOR A SUMMARY OF THE EXEMPTION GRANTED BY THE CSA AND THE MAJOR DIFFERENCES BETWEEN SEC REQUIREMENTS AND NI 51-101. THE SUMMARY IS NOT INTENDED TO BE ALL-INCLUSIVE OR TO CONVEY SPECIFIC ADVICE. RESERVE ESTIMATION IS HIGHLY TECHNICAL AND REQUIRES PROFESSIONAL COLLABORATION AND JUDGMENT.

     BECAUSE RESERVES DATA ARE BASED ON JUDGMENTS REGARDING FUTURE EVENTS, ACTUAL RESULTS WILL VARY AND THE VARIATIONS MAY BE MATERIAL. VARIATIONS AS A RESULT OF FUTURE EVENTS ARE EXPECTED TO BE CONSISTENT WITH THE FACT THAT RESERVES ARE CATEGORIZED ACCORDING TO THE PROBABILITY OF THEIR RECOVERY.

     PLEASE NOTE THAT THE DIFFERENCES BETWEEN SEC REQUIREMENTS AND NI 51-101 MAY BE MATERIAL.

     OUR  PROBABLE  RESERVES   DISCLOSURE  APPLIES  THE  SOCIETY  OF  PETROLEUM
     ENGINEERS/WORLD PETROLEUM COUNCIL (SPE/WPC) DEFINITION FOR PROBABLE RESERVES. THE CANADIAN OIL AND GAS EVALUATION HANDBOOK STATES THERE SHOULD NOT BE A SIGNIFICANT DIFFERENCE IN ESTIMATED PROBABLE RESERVE QUANTITIES USING THE SPE/WPC DEFINITION VERSUS NI 51-101.

IN THIS DISCLOSURE, WE REFER TO OIL AND GAS IN COMMON UNITS CALLED BARREL OF OIL EQUIVALENT (BOE). A BOE IS DERIVED BY CONVERTING SIX THOUSAND CUBIC FEET OF GAS TO ONE BARREL OF OIL (6MCF:1BBL). THIS CONVERSION MAY BE MISLEADING, PARTICULARLY IF USED IN ISOLATION, SINCE THE 6MCF:1BBL RATIO IS BASED ON AN ENERGY EQUIVALENCY AT THE BURNER TIP AND DOES NOT REPRESENT THE VALUE EQUIVALENCY AT THE WELL HEAD.

NEXEN INC.
2007 RESERVE CONTINUITY TABLE

-----------------------------------------------------------------------------------------------------------------------------------
                                             OIL AND GAS ACTIVITIES                                          MINING
-----------------------------------------------------------------------------------------------   TOTAL   -------------    TOTAL
                            INTERNATIONAL                 US                 CANADA                OIL                    OIL, GAS
                   ----------------------------------------------------------------------------    AND                      AND
                    Yemen     United     Other Intl                                                GAS     SYNCRUDE(3)     MINING
                              Kingdom
mmboe                Oil    Oil    Gas      Oil       Oil    Gas     Oil     Gas     Bitumen
-----------------------------------------------------------------------------------------------------------------------------------
PROVED RESERVES (1)
Dec. 31, 2006          66    179     3        40        34     39     57       61       246        725          324        1,049
Extensions and
 Discoveries            2     10     -         -         1      3      1        6         -          23           8           31
Acquisitions            -      1     -         -         3      8      -        -         -          12           -           12
Dispositions            -      -     -         -         -     (2)     -        -         -          (2)          -           (2)
Revisions               1     43     1         -        (7)    (5)     4        2        22          61           -           61
Production            (28)(4)(30)    -        (2)       (6)    (6)    (6)      (7)        -         (85)         (8)         (93)
                   ----------------------------------------------------------------------------------------------------------------
Dec. 31, 2007          41    203     4        38        25     37     56       62       268         734         324        1,058
                   ----------------------------------------------------------------------------------------------------------------

PROBABLE RESERVES (1,2)

Dec. 31, 2006          22    152     8        59        69     30     22    40          154         556          46          602
Extensions,
 Discoveries &
 Conversions           (4)   (29)   (2)        -         -      2      1       (2)      378         344           -          344
Acquisitions            -      2     -         -         1      6      -        -         -           9           -            9
Dispositions            -      -     -         -       (15)    (9)     -        -         -         (24)          -          (24)
Revisions              (3)    14    (1)        1       (16)    (8)     1       (4)       (9)        (25)          -          (25)
                   ----------------------------------------------------------------------------------------------------------------
Dec. 31, 2007          15    139     5        60        39     21     24       34       523         860          46          906
                   ----------------------------------------------------------------------------------------------------------------

PROVED + PROBABLE
RESERVES (1,2)

Dec. 31, 2006          88    331    11        99       103     69     79      101       400       1,281         370        1,651
Extensions,
 Discoveries &
 Conversions           (2)   (19)   (2)        -         1      5      2        4       378         367           8          375
Acquisitions            -      3     -         -         4     14      -        -         -          21           -           21
Dispositions            -      -     -         -       (15)   (11)     -        -         -         (26)          -          (26)
Revisions              (2)    57     -         1       (23)   (13)     5       (2)       13          36           -           36
Production            (28)(4)(30)    -        (2)       (6)    (6)    (6)      (7)        -         (85)         (8)         (93)
                   ----------------------------------------------------------------------------------------------------------------
Dec. 31, 2007          56    342     9        98        64     58     80       96       791       1,594         370        1,964
                   ----------------------------------------------------------------------------------------------------------------

(1) We internally evaluate all of our reserves and have at least 80% of our proved reserves assessed by independent qualified consultants each year; 98% were assessed this year. Our reserves are also reviewed and approved by our Reserves Committee and our Board of Directors. Reserves represent our working interest before royalties at year-end constant pricing using SEC rules. Gas is converted to equivalent oil at a 6:1 ratio.
(2) Probable reserves are determined according to SPE/WPC definitions. US investors should read the Cautionary Note to US Investors at the end of this release.
(3) US investors should read the Cautionary Note to US Investors at the end of this release.
(4)  Production includes volumes used for fuel in Yemen.

NEXEN INC.
FINANCIAL HIGHLIGHTS
                                                      Three Months   Twelve Months
                                                          Ended          Ended
                                                      December 31     December 31
(Cdn$ millions)                                       2007    2006    2007    2006
-----------------------------------------------------------------------------------
Net Sales                                            1,597     920   5,583   3,936
Cash Flow from Operations                            1,079     673   3,458   2,669
     Per Common Share ($/share) (1)                   2.04    1.28    6.56    5.09
Net Income                                             194      77   1,086     601
     Per Common Share ($/share) (1)                   0.37    0.15    2.06    1.15
Capital Investment, including Acquisitions (2)         870     900   3,401   3,408
Net Debt (3)                                         4,404   4,730   4,404   4,730
Common Shares Outstanding (millions of shares) (1)   528.3   525.0   528.3   525.0
-----------------------------------------------------------------------------------

(1) Restated to reflect a two-for-one stock split in the second quarter of 2007.
(2) Includes oil and gas development, exploration, and expenditures for other property, plant and equipment.
(3) Net Debt is defined as long-term debt and short-term borrowings, less cash and cash equivalents.

CASH FLOW FROM OPERATIONS (1)
                                                    Three Months       Twelve Months
                                                 Ended December 31   Ended December 31
(Cdn$ millions)                                    2007      2006      2007      2006
--------------------------------------------------------------------------------------
Oil & Gas and Syncrude
     Yemen (2)                                      153       189       664       877
     Canada                                          49        41       179       229
     United States                                  125       127       480       573
     United Kingdom                                 685        92     2,101       477
     Other Countries                                 26        19        87        94
     Marketing                                        9       147        73       432
     Syncrude                                        90        65       319       240
--------------------------------------------------------------------------------------
                                                  1,137       680     3,903     2,922
Chemicals                                            28        17        90        83
--------------------------------------------------------------------------------------
                                                  1,165       697     3,993     3,005
Interest and Other Corporate Items                  (74)      (75)     (350)     (254)
Income Taxes (3)                                    (12)       51      (185)      (82)
--------------------------------------------------------------------------------------
Cash Flow from Operations (1)                     1,079       673     3,458     2,669
======================================================================================

(1) Defined as cash flow from operating activities before changes in non-cash working capital and other. We evaluate our performance and that of our business segments based on earnings and cash flow from operations. Cash flow from operations is a non-GAAP term that represents cash generated from operating activities before changes in non-cash working capital and other. We consider it a key measure as it demonstrates our ability and the ability of our business segments to generate the cash flow necessary to fund future growth through capital investment and repay debt. Cash flow from operations may not be comparable with the calculation of similar measures for other companies.

     RECONCILIATION OF CASH FLOW FROM OPERATIONS                             Three Months       Twelve Months
                                                                                Ended               Ended
                                                                             December 31         December 31
     (Cdn$ millions)                                                       2007      2006      2007      2006
     ---------------------------------------------------------------------------------------------------------
     Cash Flow from Operating Activities                                    703       590     2,830     2,374
     Changes in Non-Cash Working Capital                                    329        85       348       177
     Other                                                                   54        (2)      307        41
     Amortization of Premium for Crude Oil Put Options                       (7)      (17)      (27)      (74)
     Provision for Non-Recurring Arbitration                                  -        17         -       151
                                                                         ------    ------    ------    ------
     Cash Flow from Operations                                            1,079       673     3,458     2,669
                                                                         ======    ======    ======    ======

     Weighted-average Number of Common Shares Outstanding (millions of
     shares)                                                              528.1     524.9     527.1     524.2
                                                                         ------    ------    ------    ------
     Cash Flow from Operations Per Common Share ($/share)                  2.04      1.28      6.56      5.09
                                                                         ======    ======    ======    ======

(2) After in-country cash taxes of $75 million for the three months ended December 31, 2007 (2006 - $62 million) and $249 million for the year ended December 31, 2007 (2006 - $286 million).
(3)  Excludes in-country cash taxes in Yemen.

NEXEN INC.
PRODUCTION VOLUMES (BEFORE ROYALTIES) (1)


                                              Three Months       Twelve Months
                                           Ended December 31   Ended December 31
                                              2007    2006        2007    2006
-------------------------------------------------------------------------------
Crude Oil and NGLs (mbbls/d)
     Yemen                                    66.2    83.7        71.6    92.9
     Canada                                   16.4    18.3        17.1    20.0
     United States                            13.9    14.6        16.4    17.0
     United Kingdom                           93.4    21.6        81.2    16.9
     Other Countries                           6.2     6.0         6.2     6.3
   Syncrude (2) (mbbls/d)                     22.6    21.9        22.1    18.7
--------------------------------------------------------------------------------
                                             218.7   166.1       214.6   171.8
--------------------------------------------------------------------------------
Natural Gas (mmcf/d)
     Canada                                    124     118         118     108
     United States                             119     111         101     111
     United Kingdom                             19      14          16      20
--------------------------------------------------------------------------------
                                               262     243         235     239
--------------------------------------------------------------------------------

Total Production (mboe/d)                      262     207         254     212
================================================================================


PRODUCTION VOLUMES (AFTER ROYALTIES)

                                              Three Months       Twelve Months
                                           Ended December 31   Ended December 31
                                              2007    2006        2007    2006
-------------------------------------------------------------------------------
Crude Oil and NGLs (mbbls/d)
     Yemen                                    33.8    51.9        39.8    51.8
     Canada                                   12.9    14.5        13.4    15.8
     United States                            12.2    12.8        14.5    15.0
     United Kingdom                           93.3    21.6        81.2    16.9
     Other Countries                           5.7     5.5         5.7     5.7
   Syncrude (2) (mbbls/d)                     18.7    20.2        18.8    16.9
--------------------------------------------------------------------------------
                                             176.6   126.5       173.4   122.1
--------------------------------------------------------------------------------
Natural Gas (mmcf/d)
     Canada                                    105      98          98      91
     United States                             102      94          86      94
     United Kingdom                             19      14          16      20
--------------------------------------------------------------------------------
                                               226     206         200     205
--------------------------------------------------------------------------------

Total Production (mboe/d)                      214     161         207     156
================================================================================

Notes:
(1) We have presented production volumes before royalties as we measure our performance on this basis consistent with other Canadian oil and gas companies.
(2)  Considered a mining operation for US reporting purposes.

NEXEN INC.
OIL AND GAS PRICES AND CASH NETBACK (1)

                                                                              TOTAL                                      TOTAL
                                                  Quarters - 2007              YEAR          Quarters - 2006              YEAR
                                       --------------------------------------------  ------------------------------------------
(all dollar amounts in Cdn$ unless
noted)                                        1st     2nd      3rd     4th     2007     1st      2nd     3rd      4th     2006
-----------------------------------------------------------------------------------  ------------------------------------------
PRICES:
WTI Crude Oil (US$/bbl)                     58.16   65.03    75.38   90.69    72.31   63.48    70.70   70.48    60.21    66.22
Nexen Average - Oil (Cdn$/bbl)              61.69   72.27    75.86   82.80    73.43   63.11    72.90   73.06    60.89    67.50
NYMEX Natural Gas (US$/mmbtu)                7.18    7.66     6.24    7.39     7.12    7.87     6.67    6.14     7.26     6.99
Nexen Average - Gas (Cdn$/mcf)               7.58    7.52     5.80    6.47     6.81    8.71     6.68    6.39     6.84     7.18
-----------------------------------------------------------------------------------  ------------------------------------------

NETBACKS:
CANADA - HEAVY OIL
Sales (mbbls/d)                              17.8    17.2     16.9    16.4     17.1    21.9     20.1    19.0     18.3     19.8

Price Received ($/bbl)                      41.71   41.89    46.76   46.07    44.07   30.00    51.67   52.95    37.61    42.79
Royalties & Other                            9.16    9.52    10.93   10.04     9.91    6.25    11.38   12.55     8.43     9.58
Operating Costs                             13.65   15.14    14.53   15.22    14.62   11.47    11.66   12.61    12.98    12.15
-----------------------------------------------------------------------------------  ------------------------------------------
Netback                                     18.90   17.23    21.30   20.81    19.54   12.28    28.63   27.79    16.20    21.06
-----------------------------------------------------------------------------------  ------------------------------------------
CANADA - NATURAL GAS
Sales (mmcf/d)                                118     116      112     124      118     106      104     106      118      108

Price Received ($/mcf)                       7.16    7.06     5.17    5.88     6.32    7.65     6.21    5.78     6.37     6.49
Royalties & Other                            1.26    1.09     0.78    0.86     1.00    1.17     0.89    0.90     0.98     0.97
Operating Costs                              1.59    1.81     2.52    1.71     1.90    1.27     1.33    1.33     1.64     1.38
-----------------------------------------------------------------------------------  ------------------------------------------
Netback                                      4.31    4.16     1.87    3.31     3.42    5.21     3.99    3.55     3.75     4.14
-----------------------------------------------------------------------------------  ------------------------------------------
YEMEN
Sales (mbbls/d)                              77.5    72.7     69.9   66.2     71.5    102.6     94.5    88.8     85.1     92.7

Price Received ($/bbl)                      63.02   77.34    78.27   88.24    76.29   68.32    76.86   76.08    64.90    71.57
Royalties & Other                           28.17   33.84    34.73   43.04    34.69   32.73    34.60   34.80    26.76    32.32
Operating Costs                              6.07    6.29     6.72    7.24     6.56    3.88     4.39    4.53     5.11     4.45
In-country Taxes                             6.38    9.89    10.03   12.18     9.52    7.20     9.46    9.29     7.94     8.45
-----------------------------------------------------------------------------------  ------------------------------------------
Netback                                     22.40   27.32    26.79   25.78    25.52   24.51    28.41   27.46    25.09    26.35
-----------------------------------------------------------------------------------  ------------------------------------------
SYNCRUDE
Sales (mbbls/d)                              21.4    19.0     25.2    22.6     22.1    14.8     17.4    20.5     21.9     18.7

Price Received ($/bbl)                      70.03   77.12    82.09   88.33    79.76   69.95    79.50   77.53    63.37    72.32
Royalties & Other                            8.26   10.33    13.42   15.33    12.02    6.68     7.95    8.54     4.79     6.93
Operating Costs                             24.40   29.91    22.37   27.52    25.80   40.12    27.84   21.69    24.42    27.53
-----------------------------------------------------------------------------------  ------------------------------------------
Netback                                     37.37   36.88    46.30   45.48    41.94   23.15    43.71   47.30    34.16    37.86
-----------------------------------------------------------------------------------  ------------------------------------------

(1) Defined as average sales price less royalties and other, operating costs, and in-country taxes in Yemen.

NEXEN INC.
OIL AND GAS CASH NETBACK (1) (CONTINUED)

                                                                              TOTAL                                      TOTAL
                                                  Quarters - 2007              YEAR          Quarters - 2006              YEAR
                                       --------------------------------------------  ------------------------------------------
(all dollar amounts in Cdn$ unless
noted)                                        1st     2nd      3rd     4th     2007     1st      2nd     3rd      4th     2006
-----------------------------------------------------------------------------------  ------------------------------------------
UNITED STATES
Crude Oil:
   Sales (mbbls/d)                           21.6    16.0     14.1    13.9     16.4    19.3     17.8    16.7     14.6     17.0
   Price Received ($/bbl)                   58.49   68.18    74.43   84.33    69.83   63.73    70.23   70.23    58.09    65.80
Natural Gas:
   Sales (mmcf/d)                             101      86       98     119      101     120      107     105      111      111
   Price Received ($/mcf)                    8.58    8.85     6.75    7.27     7.80    9.06     7.51    7.18     7.56     7.86
Total Sales Volume (mboe/d)                  38.4    30.4     30.5    33.8     33.3    39.3     35.6    34.1     33.0     35.5

Price Received ($/boe)                      55.44   61.04    56.28   60.32    58.16   58.97    57.60   56.35    50.97    56.12
Royalties & Other                            6.78    7.71     7.28    8.13     7.45    7.96     7.62    7.42     7.06     7.53
Operating Costs                              8.11    9.46     7.40    8.78     8.43    8.47     7.00    8.42     8.78     8.17
-----------------------------------------------------------------------------------  ------------------------------------------
Netback                                     40.55   43.87    41.60   43.41    42.28   42.54    42.98   40.51    35.13    40.42
-----------------------------------------------------------------------------------  ------------------------------------------
UNITED KINGDOM
Crude Oil:
   Sales (mbbls/d)                           58.8    87.2     83.6    94.5     81.1    17.6     17.9    13.8     16.2     16.3
   Price Received ($/bbl)                   64.33   74.07    78.06   84.06    76.30   69.02    73.24   77.73    65.67    71.19
Natural Gas:
   Sales (mmcf/d)                              13      13       16      21       16      24       29      10       15       19
   Price Received ($/mcf)                    3.87    3.32     4.99    5.84     4.71   11.82     5.52    5.57     5.52     7.43
Total Sales Volume (mboe/d)                  60.8    89.3     86.3    98.0     83.7    21.5     22.8    15.4     18.6     19.6

Price Received ($/boe)                      62.92   72.75    76.56   82.29    74.79   69.37    64.59   73.13    61.38    66.81
Operating Costs                              9.60    6.59     6.28    6.23     6.94   11.24     9.59   15.12    10.18    11.28
-----------------------------------------------------------------------------------  ------------------------------------------
Netback                                     53.32   66.16    70.28   76.06    67.85   58.13    55.00   58.01    51.20    55.53
-----------------------------------------------------------------------------------  ------------------------------------------
OTHER COUNTRIES
Sales (mbbls/d)                               5.8     6.2      6.5     6.2      6.2     5.8      6.6     6.7      6.0      6.3

Price Received ($/bbl)                      59.81   68.04    76.29   79.74    71.29   58.81    69.63   74.05    60.22    66.09
Royalties & Other                            4.80    5.62     6.46    6.60     5.90    4.71     5.92    6.33     4.89     5.51
Operating Costs                              2.97    3.39     3.34    4.13     3.45    2.27     2.74    2.55     3.93     2.87
-----------------------------------------------------------------------------------  ------------------------------------------
Netback                                     52.04   59.03    66.49   69.01    61.94   51.83    60.97   65.17    51.40    57.71
-----------------------------------------------------------------------------------  ------------------------------------------

COMPANY-WIDE
Oil and Gas Sales (mboe/d)                  241.5   254.1    253.9   263.9    253.4   223.5    214.5   202.1    202.6    210.6

Price Received ($/boe)                      59.13   68.48    69.82   75.50    68.46   61.11    66.78   66.82    56.95    62.92
Royalties & Other                           12.26   12.65    13.02   14.37    13.10   18.04    18.95   19.25    14.38    17.68
Operating Costs                              9.67    9.41     9.26    9.46     9.45    8.78     8.21    8.72     9.40     8.77
In-country Taxes                             2.05    2.83     2.76    3.05     2.69    3.31     4.17    4.08     3.33     3.72
-----------------------------------------------------------------------------------  ------------------------------------------
Netback                                     35.15   43.59    44.78   48.62    43.22   30.98    35.45   34.77    29.84    32.75
-----------------------------------------------------------------------------------  ------------------------------------------

(1) Defined as average sales price less royalties and other, operating costs, and in-country taxes in Yemen.

NEXEN INC.
UNAUDITED CONSOLIDATED STATEMENT OF INCOME
FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31

                                                                     Three Months       Twelve Months
                                                                   Ended December 31   Ended December 31
(Cdn$ millions, except per share amounts)                            2007     2006       2007     2006
--------------------------------------------------------------------------------------------------------
REVENUES AND OTHER INCOME
    Net Sales                                                       1,597      920      5,583    3,936
    Marketing and Other (Note 14)                                     249      361      1,021    1,450
                                                                    -----------------------------------
                                                                    1,846    1,281      6,604    5,386
                                                                    -----------------------------------
EXPENSES
    Operating                                                         303      253      1,165      955
    Depreciation, Depletion, Amortization and Impairment (Note 4)     724      354      1,767    1,124
    Transportation and Other                                          214      245        908    1,041
    General and Administrative                                        127      176        374      555
    Exploration                                                       105      131        326      362
    Interest (Note 7)                                                  34       18        168       53
                                                                    -----------------------------------
                                                                    1,507    1,177      4,708    4,090
                                                                    -----------------------------------

INCOME BEFORE INCOME TAXES                                            339      104      1,896    1,296
                                                                    -----------------------------------

PROVISION FOR INCOME TAXES
    Current                                                            87       11        434      368
    Future                                                             55       16        358      315
                                                                    -----------------------------------
                                                                      142       27        792      683
                                                                    -----------------------------------

NET INCOME BEFORE NON-CONTROLLING INTERESTS                           197       77      1,104      613
    Less: Net Income Attributable to Non-Controlling Interests          3        -         18       12
                                                                    -----------------------------------

NET INCOME                                                            194       77      1,086      601
                                                                    ===================================

EARNINGS PER COMMON SHARE ($/share)
    Basic (Note 12)                                                  0.37     0.15       2.06     1.15
                                                                    ===================================

    Diluted (Note 12)                                                0.36     0.14       2.02     1.12
                                                                    ===================================


SEE ACCOMPANYING NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS.

NEXEN INC.
UNAUDITED CONSOLIDATED BALANCE SHEET


                                                                  December 31    December 31
(Cdn$ millions, except share amounts)                                    2007           2006
---------------------------------------------------------------------------------------------
ASSETS
    CURRENT ASSETS
      Cash and Cash Equivalents                                           206            101
      Restricted Cash and Margin Deposits                                 203            197
      Accounts Receivable (Note 2)                                      3,502          2,951
      Inventories and Supplies (Note 3)                                   659            786
      Future Income Tax Assets                                             18            479
      Other                                                                71             67
                                                                      -----------------------
         Total Current Assets                                           4,659          4,581
                                                                      -----------------------

    PROPERTY, PLANT AND EQUIPMENT  (Note 4)
      Net of Accumulated Depreciation, Depletion, Amortization and
                  Impairment of $7,195 (December 31, 2006 - $6,399)    12,498         11,739
    FUTURE INCOME TAX ASSETS                                              268            141
    DEFERRED CHARGES AND OTHER ASSETS (Note 5)                            324            318
    GOODWILL                                                              326            377
                                                                      -----------------------
TOTAL ASSETS                                                           18,075         17,156
                                                                      =======================

LIABILITIES AND SHAREHOLDERS' EQUITY
    CURRENT LIABILITIES
      Short-Term Borrowings (Note 7)                                        -            158
      Accounts Payable and Accrued Liabilities                          4,180          3,879
      Accrued Interest Payable                                             54             55
      Dividends Payable                                                    13             13
                                                                      -----------------------
         Total Current Liabilities                                      4,247          4,105
                                                                      -----------------------

    LONG-TERM DEBT (Note 7)                                             4,610          4,673
    FUTURE INCOME TAX LIABILITIES                                       2,290          2,468
    ASSET RETIREMENT OBLIGATIONS (Note 8)                                 792            683
    DEFERRED CREDITS AND OTHER LIABILITIES (Note 9)                       459            516
    NON-CONTROLLING INTERESTS                                              67             75

    SHAREHOLDERS' EQUITY (Note 11)
      Common Shares, no par value
        Authorized:  Unlimited
        Outstanding: 2007 - 528,304,813 shares
                     2006 - 525,026,412 shares                            917            821
      Contributed Surplus                                                   3              4
      Retained Earnings                                                 4,983          3,972
      Accumulated Other Comprehensive Income (Note 1)                    (293)          (161)
                                                                      -----------------------
         Total Shareholders' Equity                                     5,610          4,636
                                                                      -----------------------
    COMMITMENTS, CONTINGENCIES AND GUARANTEES (Note 15)

                                                                      -----------------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                             18,075         17,156
                                                                      =======================

SEE ACCOMPANYING NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS.

NEXEN INC.
UNAUDITED CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31


                                                                              Three Months       Twelve Months
                                                                           Ended December 31   Ended December 31
(Cdn $ millions)                                                             2007      2006      2007      2006
----------------------------------------------------------------------------------------------------------------
OPERATING ACTIVITIES
    Net Income                                                                194        77     1,086       601
    Charges and Credits to Income not Involving Cash (Note 13)                787       465     2,073     1,629
    Exploration Expense                                                       105       131       326       362
    Changes in Non-Cash Working Capital (Note 13)                            (329)      (85)     (348)     (177)
    Other (Note 13)                                                           (54)        2      (307)      (41)
                                                                           -------------------------------------
                                                                              703       590     2,830     2,374

FINANCING ACTIVITIES
    Proceeds from (Repayment of) Long-Term Notes and Debentures (Note 7)        -       (93)    1,660       (93)
    Proceeds from (Repayment of) Term Credit Facilities, Net  (Note 7)         70       493      (697)    1,044
    Proceeds from Term Credit Facilities of Canexus, Net                       15        (2)       60         2
    Repayment of Medium-Term Notes (Note 7)                                     -         -      (150)        -
    Proceeds from (Repayment of) Short-Term Borrowings, Net                     2        38      (150)      160
    Dividends on Common Shares                                                (14)      (13)      (53)      (52)
    Issue of Common Shares and Exercise of Stock Options                       12         7        56        48
    Other                                                                      (6)       (7)      (49)      (28)
                                                                           -------------------------------------
                                                                               79       423       677     1,081

INVESTING ACTIVITIES
    Capital Expenditures
      Exploration and Development                                            (823)     (868)   (3,132)   (3,198)
      Proved Property Acquisitions                                             (1)       (1)     (151)      (13)
      Chemicals, Corporate and Other                                          (46)      (31)     (118)     (119)
    Business Acquisitions, Net of Cash Acquired                                 -         -         -       (78)
    Proceeds on Disposition of Assets                                           4         2         4        27
    Changes in Restricted Cash and Margin Deposits                              5       (87)      (16)     (127)
    Changes in Non-Cash Working Capital (Note 13)                             119        19       130       134
    Other                                                                      17         8         2       (14)
                                                                           -------------------------------------
                                                                             (725)     (958)   (3,281)   (3,388)


EFFECT OF EXCHANGE RATE CHANGES ON CASH
    AND CASH EQUIVALENTS                                                      (23)       15      (121)      (14)
                                                                           -------------------------------------

INCREASE IN CASH AND CASH EQUIVALENTS                                          34        70       105        53

CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD                               172        31       101        48
                                                                           -------------------------------------

CASH AND CASH EQUIVALENTS - END OF PERIOD                                     206       101       206       101
                                                                           =====================================

SEE ACCOMPANYING NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS.

NEXEN INC.
UNAUDITED CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31
                                                                               Three Months        Twelve months
                                                                             Ended December 31   Ended December 31
(Cdn $ millions)                                                              2007      2006      2007      2006
------------------------------------------------------------------------------------------------------------------
COMMON SHARES
    Balance at Beginning of Period                                             891       809       821       732
      Issue of Common Shares                                                     4         4        32        32
      Proceeds from Tandem Options Exercised for Shares                          8         3        24        16
      Accrued Liability Relating to Tandem Options Exercised for Shares         14         5        40        41
                                                                            -------------------------------------
    Balance at End of Period                                                   917       821       917       821
                                                                            =====================================

CONTRIBUTED SURPLUS
    Balance at Beginning of Period                                               3         3         4         2
      Stock-Based Compensation Expense                                           -         1         1         2
      Exercise of Tandem Options                                                 -         -        (2)        -
                                                                            -------------------------------------
    Balance at End of Period                                                     3         4         3         4
                                                                            =====================================

RETAINED EARNINGS
    Balance at Beginning of Period                                           4,825     3,908     3,972     3,423
      Net Income                                                               194        77     1,086       601
      Dividends on Common Shares                                               (14)      (13)      (53)      (52)
      Transition Adjustment Resulting from Adoption of New Inventory
         Standard (Note 1)                                                     (22)        -       (22)        -
                                                                            -------------------------------------
    Balance at End of Period                                                 4,983     3,972     4,983     3,972
                                                                            =====================================

ACCUMULATED OTHER COMPREHENSIVE LOSS
    Balance at Beginning of Period                                            (304)     (232)     (161)     (161)
      Opening Cumulative Foreign Currency Translation Adjustment (Note 1)        -         -         -         -
      Opening Derivatives Designated as Cash Flow Hedges (Note 1)                -         -        61         -
      Other Comprehensive Income (Loss)                                         11        71      (193)        -
                                                                            -------------------------------------
    Balance at End of Period                                                  (293)     (161)     (293)     (161)
                                                                            =====================================

NEXEN INC.
UNAUDITED CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME
FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31
                                                                               Three Months         Twelve Months
                                                                             Ended December 31    Ended December 31
(Cdn $ millions)                                                               2007      2006      2007      2006
-------------------------------------------------------------------------------------------------------------------
NET INCOME                                                                      194        77     1,086       601
    Other Comprehensive Income (Loss), Net of Income Taxes:
      Foreign Currency Translation Adjustment:
        Net Gains (Losses) on Investment in Self-Sustaining Foreign
           Operations                                                           (45)      234      (867)       16
        Net Gains (Losses) on Hedges of Self-Sustaining Foreign Operations       59      (165)      738       (20)
           (1)
        Realized Translation Adjustments Recognized in Net Income (2)            (3)        2        (3)        4
      Cash Flow Hedges:
        Realized Mark-to-Market Gains Recognized in Net Income                    -         -       (61)        -
                                                                             -------------------------------------
      Other Comprehensive Loss, Net of Income Taxes                              11        71      (193)        -
                                                                             -------------------------------------
COMPREHENSIVE INCOME                                                            205       148       893       601
                                                                             =====================================

(1) Net of income tax recovery for the three months ended December 31, 2007 of $16 million (2006 - $6 million expense) and income tax expense for the twelve months ended December 31, 2007 of $97 million (2006 - $12 million recovery).
(2) Net of income tax recovery for the three months ended December 31, 2007 of $1 million (2006 - $1 million expense) and twelve months ended December 31, 2007 of $1 million (2006 - $1 million expense).

SEE ACCOMPANYING NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS.

NEXEN INC.
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
Cdn$ millions, except as noted

1.   ACCOUNTING POLICIES


Our Unaudited Consolidated Financial Statements are prepared in accordance with Canadian Generally Accepted Accounting Principles (GAAP). In the opinion of management, the Unaudited Consolidated Financial Statements contain all adjustments of a normal and recurring nature necessary to present fairly Nexen Inc.'s (Nexen, we or our) financial position at December 31, 2007 and the results of our operations and our cash flows for the three and twelve months December 31, 2007 and 2006.

We make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the Unaudited Consolidated Financial Statements, and revenues and expenses during the reporting period. Our management reviews these estimates, including those related to accruals, litigation, environmental and asset retirement obligations, income taxes, derivative contract assets and liabilities and determination of proved reserves, on an ongoing basis. Changes in facts and circumstances may result in revised estimates and actual results may differ from these estimates.

These Unaudited Consolidated Financial Statements should be read in conjunction with our Audited Consolidated Financial Statements included in our 2006 Annual Report on Form 10-K. Except as described below, the accounting policies we follow are described in Note 1 of the Audited Consolidated Financial Statements included in our 2006 Annual Report on Form 10-K.

CHANGE IN ACCOUNTING POLICIES
FINANCIAL INSTRUMENTS
On January 1, 2007, we adopted the following new accounting standards issued by the Canadian Accounting Standards Board (AcSB): FINANCIAL INSTRUMENTS--RECOGNITION AND MEASUREMENT (Section 3855), HEDGES (Section 3865) and COMPREHENSIVE INCOME (Section 1530).

FINANCIAL INSTRUMENTS--RECOGNITION AND MEASUREMENT
Section 3855 requires all financial assets and liabilities to be carried at fair value in the Consolidated Balance Sheet with the exception of loans and receivables, investments that are intended to be held to maturity, and non-trading financial liabilities which are to be carried at cost or amortized cost.

Realized and unrealized gains and losses on financial assets and liabilities carried at fair value are recognized in net income in the periods such gains and losses arise. Transaction costs related to these financial assets and liabilities are included in net income when incurred. Unrealized gains and losses on financial assets and liabilities carried at cost or amortized cost are recognized in net income when these assets or liabilities settle.

We hold financial instruments that were carried at fair value prior to the adoption of Section 3855 as described in Note 10. The valuation methods we use to determine the fair value of these financial instruments remain unchanged. Financial instruments we carry at cost or amortized cost include our accounts receivable, accounts payable, short-term and long-term debt. The carrying value of short-term receivables and payables approximates their fair value. On adoption of Section 3855, we carry our long-term debt at amortized cost using the effective interest rate method. Accordingly, we have reclassified debt discounts previously included in deferred charges and other assets as unamortized debt issue costs, reducing the carrying value of our long-term debt.

HEDGES
Section 3865 prescribes new standards for hedge accounting. For cash flow hedges, changes in the fair value of a financial instrument designated as a cash flow hedge are recognized in net income in the same period as the hedged item. Any fair value change in the financial instrument before that period is recognized on the balance sheet. The effective portion of this fair value change is recognized in other comprehensive income with any ineffectiveness recognized in net income during the period of change.

For fair value hedges, both the financial instrument designated as a fair value hedge and the underlying commitment are recognized on the balance sheet at fair value. Changes in the fair value of both are reflected in net income.

Adoption of these new standards for hedge accounting required us to record unrealized mark-to-market gains on cash flow hedges that were previously not included on our Consolidated Balance Sheet at December 31, 2006, as an adjustment to the opening balance of accumulated other comprehensive income (see
Note 10).

COMPREHENSIVE INCOME
Section 1530 provides for a new statement of comprehensive income and establishes accumulated other comprehensive income as a separate component of shareholders' equity. The statement of comprehensive income reflects changes in accumulated other comprehensive income and includes the effective portion of changes in the fair value of financial instruments designated as cash flow hedges, as well as changes in foreign currency translation amounts arising from our self-sustaining foreign operations, together with the impact of any related hedges. Amounts included in accumulated other comprehensive income are reclassified to income when realized. On adoption of Section 1530, cumulative foreign currency translation adjustments relating to our self-sustaining foreign operations were reclassed to accumulated other comprehensive income and comparative amounts have been restated.

IMPACT OF ADOPTION
We adopted these standards prospectively. Comparative amounts for prior periods have not been restated with the exception of amounts related to cumulative foreign currency translation adjustments. Adoption of these standards as at January 1, 2007 had the following impact on our Consolidated Balance Sheet:

                                                                                                   January 1, 2007
                                                                                               Increase/(Decrease)
-------------------------------------------------------------------------------------------------------------------
To Include Unrealized Mark-to-Market Gains on Cash Flow Hedges at December 31,
2006:
    Accounts Receivable                                                                                         25
    Accounts Payable and Accrued Liabilities                                                                   (65)
    Future Income Tax Liabilities                                                                               29
    Accumulated Other Comprehensive Income                                                                      61

To Include Cumulative Foreign Currency Translation in Accumulated Other Comprehensive Income:
    Cumulative Foreign Currency Translation Adjustment                                                         161
    Accumulated Other Comprehensive Income                                                                    (161)

To Include Unamortized Debt Issue Costs with Long-Term Debt:
    Deferred Charges and Other Assets                                                                          (59)
    Long-Term Debt                                                                                             (59)
                                                                                               --------------------

INVENTORIES
The AcSB issued INVENTORIES (Section 3031), which is effective January 1, 2008. We adopted this standard prospectively in the fourth quarter of 2007 in accordance with the transitional provisions. Effective October 1, 2007, we began carrying the commodity inventories held for trading by our energy marketing group at fair value, less any costs to sell. Section 3031 also clarifies that major spare parts and standby equipment not in use should be included in PP&E. On adoption of Section 3031, we reclassed $51 million from inventories and supplies to PP&E related to major spare parts.

Prior periods presented have not been restated and adoption of the standard had the following impact:

                                                                                               Three Months Ended
                                                                         October 1, 2007        December 31, 2007
                                                                     Increase/(Decrease)                 Increase
------------------------------------------------------------------------------------------------------------------
Inventories and Supplies                                                             (86)                      79
Property, Plant and Equipment                                                         51                        -
Future Income Tax Liabilities                                                        (13)                      27
Retained Earnings                                                                    (22)                       -
Marketing and Other                                                                    -                       79
Provision for Future Income Taxes                                                      -                       27
Net Income                                                                             -                       52
Basic/Diluted Earnings Per Share ($/share)                                             -                    $0.10
                                                                     ---------------------------------------------

NEW ACCOUNTING PRONOUNCEMENTS
In December 2006, the Canadian Accounting Standards Board (AcSB) issued two new Sections in relation to financial instruments: Section 3862, FINANCIAL INSTRUMENTS - DISCLOSURES, and Section 3863, FINANCIAL INSTRUMENTS - PRESENTATION. Both sections are effective for annual and interim periods for fiscal years beginning on or after October 1, 2007 and will require additional disclosures for our financial instruments.

In December 2006, the AcSB issued Section 1535, CAPITAL DISCLOSURES, requiring disclosure of information about an entity's capital and the objectives, policies, and processes for managing capital. The standard is effective for annual periods beginning on or after October 1, 2007 and will require additional disclosure.

In February 2008, the AcSB issued Section 3064, GOODWILL AND INTANGIBLE ASSETS and amended Section 1000, FINANCIAL STATEMENT CONCEPTS clarifying the criteria for the recognition of assets, intangible assets and internally developed intangible assets. Items that no longer meet the definition of an asset are no longer recognized with assets. The standard is effective for fiscal years beginning on or after October 1, 2008 and early adoption is permitted. We are currently evaluating the impact these sections will have on our results of operations or financial position.

In January 2006, the AcSB adopted a strategic plan for the direction of accounting standards in Canada. Accounting standards for public companies in Canada are expected to converge with the International Financial Reporting Standards (IFRS) by 2011. The timing for convergence has not been confirmed by the AcSB. We continue to monitor and assess the impact of these convergence efforts.


2.   ACCOUNTS RECEIVABLE

                                                    December 31     December 31
                                                           2007            2006
--------------------------------------------------------------------------------
Trade
    Marketing                                             2,501          2,226
    Oil and Gas                                             819            600
    Chemicals and Other                                      60             58
                                                   -----------------------------
                                                          3,380          2,884
Non-Trade                                                   132             80
                                                   -----------------------------
                                                          3,512          2,964
Allowance for Doubtful Receivables                          (10)           (13)
                                                   -----------------------------
Total                                                     3,502          2,951
                                                   =============================

3.   INVENTORIES AND SUPPLIES

                                                    December 31     December 31
                                                           2007            2006
--------------------------------------------------------------------------------
Finished Products
    Marketing (1)                                           577            609
    Oil and Gas                                              14             21
    Chemicals and Other                                      13             14
                                                   -----------------------------
                                                            604            644
Work in Process                                               3              5
Field Supplies (Note 1)                                      52            137
                                                   -----------------------------
Total                                                       659            786
                                                   =============================

(1) Marketing consists of commodity inventories held for trading purposes. At December 31, 2006, these inventories were carried at the lower of cost and net realizable value. On October 1, 2007, we adopted Section 3031 and at December 31, 2007, marketing inventories are carried at fair value, less any costs to sell (see Note 1).

4.   DEPRECIATION, DEPLETION, AMORTIZATION AND IMPAIRMENT

In the fourth quarter of 2007, our DD&A expense includes $366 million of impairment expense primarily related to our Aspen, Vermillion 320/340 and West Cameron 170 properties in the Gulf of Mexico as we had poor results from capital investments and lower reserve estimates. At Aspen, disappointing results from our recent investment in development drilling resulted in negative reserve revisions. At Vermillion 320/340 and West Cameron 170, negative reserve revisions primarily relate to gas properties, where unsatisfactory investment results, production performance, revised mapping and higher projected operating costs resulted in a downward revision to reserves estimates. These properties were written down to their fair value equal to their estimated total future cash flows, discounted for the time value of money.

5.   DEFERRED CHARGES AND OTHER ASSETS

                                                                                           December 31     December 31
                                                                                                  2007            2006
-----------------------------------------------------------------------------------------------------------------------
Long-Term Marketing Derivative Contracts (Note 10d)                                                248            153
Deferred Financing Costs (Note 1)                                                                    -             59
Asset Retirement Remediation Fund                                                                   13             13
Crude Oil Put Options (Note 10b)                                                                     -             19
Other                                                                                               63             74
                                                                                        -------------------------------
Total                                                                                              324            318
                                                                                        ===============================

6.   SUSPENDED WELL COSTS

The following table shows the changes in capitalized exploratory well costs during the years ended December 31, 2007 and 2006, and does not include amounts that were initially capitalized and subsequently expensed in the same period. Capitalized exploratory well costs are included in PP&E.

                                                                                               Twelve           Twelve
                                                                                         Months Ended     Months Ended
                                                                                          December 31      December 31
                                                                                                 2007             2006
-----------------------------------------------------------------------------------------------------------------------
Balance at Beginning of Period                                                                    226              252
    Additions to Capitalized Exploratory Well Costs Pending the
      Determination of Proved Reserves                                                            215              129
    Capitalized Exploratory Well Costs Charged to Expense                                         (10)             (70)
    Transfers to Wells, Facilities and Equipment Based on
      Determination of Proved Reserves                                                            (74)             (84)
    Effects of Foreign Exchange                                                                   (31)              (1)
                                                                                  -------------------------------------
Balance at End of Period                                                                          326              226
                                                                                  =====================================

The following table provides an aging of capitalized exploratory well costs based on the date drilling was completed and shows the number of projects for which exploratory well costs have been capitalized for a period greater than one year after the completion of drilling.

                                                                                           December 31     December 31
                                                                                                  2007            2006
-----------------------------------------------------------------------------------------------------------------------
Capitalized for a Period of One Year or Less                                                       202            179
Capitalized for a Period of Greater than One Year                                                  124             47
                                                                                        -------------------------------
Balance at End of Period                                                                           326            226
                                                                                        ===============================
Number of Projects that have Exploratory Well Costs Capitalized for a Period
    Greater than One Year                                                                            5              4
                                                                                        -------------------------------

As at December 31, 2007, we have exploratory costs that have been capitalized for more than one year relating to our interest in an exploratory block in the Gulf of Mexico ($51 million), our coalbed methane exploratory activities in Canada ($31 million), exploratory activities on Block 51 in Yemen ($18 million), our interest in an exploratory block, offshore Nigeria ($18 million) and an exploratory block in the North Sea ($6 million). These costs relate to projects with successful exploration wells for which we have not been able to record proved reserves. We are assessing all of these wells and projects, and are working with our partners to prepare development plans, drill additional appraisal wells or to assess commercial viability.

7.   LONG-TERM DEBT AND SHORT-TERM BORROWINGS

                                                                            December 31       December 31
                                                                                   2007              2006
----------------------------------------------------------------------------------------------------------
Term Credit Facilities (US$214 million) (a)                                         211             1,078
Canexus LP Term Credit Facilities (US$204 million)                                  202               174
Medium-Term Notes, due 2007 (1)                                                       -               150
Medium-Term Notes, due 2008 (2)                                                     125               125
Notes, due 2013 (US$500 million)                                                    494               583
Notes, due 2015 (US$250 million)                                                    247               291
Notes, due 2017 (US$250 million) (b)                                                247                 -
Notes, due 2028 (US$200 million)                                                    198               233
Notes, due 2032 (US$500 million)                                                    494               583
Notes, due 2035 (US$790 million)                                                    781               920
Notes, due 2037 (US$1,250 million) (c)                                            1,235                 -
Subordinated Debentures, due 2043 (US$460 million)                                  454               536
                                                                            ------------------------------
                                                                                  4,688             4,673
Unamortized Debt Issue Costs (Note 1)                                               (78)                -
                                                                            ------------------------------
Total Long-Term Debt                                                              4,610             4,673
                                                                            ==============================

(1) Amounts due July 2007 were not included in current liabilities as we refinanced this amount with our term credit facilities.
(2) Amounts due June 2008 are not included in current liabilities as we expect to refinance this amount with our term credit facilities.

(a)  TERM CREDIT FACILITIES

We have unsecured term credit facilities of US$3 billion, which are available to 2012. At December 31, 2007, $211 million (US$214 million) was drawn on these facilities (2006 - $1,078 million). Borrowings are available as Canadian bankers' acceptances, LIBOR-based loans, Canadian prime rate loans, US-dollar base rate loans or British pound call-rate loans. Interest is payable at floating rates. The weighted-average interest rate on our term credit facilities was 5.5 % for the three months ended December 31, 2007 (2006 - 5.9%) and 5.8% for the twelve months ended December 31, 2007 (2006 - 5.7%). At December 31, 2007, $283 million of these facilities were utilized to support outstanding letters of credit (2006 - $294 million).

(b)  NOTES, DUE 2017

In May 2007, we issued US$250 million of 10 year notes. Interest is payable semi-annually at a rate of 5.65% and the principal is to be repaid in May 2017. We may redeem part or all of the notes at any time. The redemption price will be the greater of par and an amount that provides the same yield as a US Treasury security having a term-to-maturity equal to the remaining term of the notes plus 0.2%. The proceeds were used to repay outstanding term credit facilities.

(c)  NOTES, DUE 2037

In May 2007, we issued US$1,250 million of 30 year notes. Interest is payable semi-annually at a rate of 6.4% and the principal is to be repaid in May 2037. We may redeem part or all of the notes at any time. The redemption price will be the greater of par and an amount that provides the same yield as a US Treasury security having a term-to-maturity equal to the remaining term of the notes plus 0.35%. The proceeds were used to repay outstanding term credit facilities.

(d)  INTEREST EXPENSE

                                                                 Three Months             Twelve Months
                                                              Ended December 31        Ended December 31
                                                              2007         2006           2007       2006
----------------------------------------------------------------------------------------------------------
Long-Term Debt                                                  79           76           323         275
Other                                                            4            4            18          19
                                                          ------------------------------------------------
                                                                83           80           341         294
   Less: Capitalized                                           (49)         (62)         (173)       (241)
                                                          ------------------------------------------------
Total                                                           34           18           168          53
                                                          ================================================

Capitalized interest relates to and is included as part of the cost of our oil and gas and Syncrude properties. The capitalization rates are based on our weighted-average cost of borrowings.

(e)  SHORT-TERM BORROWINGS

Nexen has uncommitted, unsecured credit facilities of approximately $665 million, none of which were drawn at December 31, 2007 (2006 - $158 million). We have also utilized $196 million of these facilities to support outstanding letters of credit at December 31, 2007 (2006 - $252 million). Interest is payable at floating rates. The weighted-average interest rate on our short-term borrowings was 5.3% for the three months ended December 31, 2007 (2006 - 5.8%) and 5.8% for the twelve months ended December 31, 2007 (2006 - 5.5%).

8.   ASSET RETIREMENT OBLIGATIONS

Changes in carrying amounts of the asset retirement obligations associated with our property, plant and equipment are as follows:

                                                                                  Twelve    Twelve Months
                                                                            Months Ended   Ended December
                                                                             December 31               31
                                                                                    2007             2006
----------------------------------------------------------------------------------------------------------
Balance at Beginning of Period                                                       704              611
    Obligations Incurred with Development Activities                                 105               75
    Obligations Discharged with Disposed Properties                                    -               (1)
    Expenditures Made on Asset Retirements                                           (23)             (44)
    Accretion                                                                         44               37
    Revisions to Estimates                                                            79              (10)
    Effects of Foreign Exchange                                                      (77)              36
                                                                        ----------------------------------
Balance at End of Period (1), (2)                                                    832              704
                                                                        ==================================

(1) Obligations due within 12 months of $40 million (December 31, 2006 - $21 million) have been included in accounts payable and accrued liabilities.
(2) Obligations relating to our oil and gas activities amount to $786 million (December 31, 2006 - $658 million) and obligations relating to our chemicals business amount to $46 million (December 31, 2006 - $46 million).


Our total estimated undiscounted asset retirement obligations amount to $2,165 million (2006 - $1,770 million). We have discounted the total estimated asset retirement obligations using a weighted-average, credit-adjusted risk-free rate of 5.9%. Approximately $137 million included in our asset retirement obligations will be settled over the next five years. The remaining obligations settle beyond five years and will be funded by future cash flows from our operations.

We own interests in assets for which the fair value of the asset retirement obligations cannot be reasonably determined because the assets currently have an indeterminate life and we cannot determine when remediation activities would take place. These assets include our interest in Syncrude's upgrader and sulphur pile. The estimated future recoverable reserves at Syncrude are significant and given the long life of this asset, we are unable to determine when asset retirement activities would take place. Furthermore, the Syncrude plant can continue to run indefinitely with ongoing maintenance activities. The retirement obligations for these assets will be recorded in the first year in which the lives of the assets are determinable.

9.   DEFERRED CREDITS AND OTHER LIABILITIES

                                                                              December 31     December 31
                                                                                     2007            2006
----------------------------------------------------------------------------------------------------------
Long-Term Marketing Derivative Contracts (Note 10d)                                   163             199
Deferred Transportation Revenue                                                        82              89
Fixed-Price Natural Gas Contracts and Swaps (Note 10b)                                 48              74
Defined Benefit Pension Obligations                                                    57              48
Capital Lease Obligations                                                              52              48
Other                                                                                  57              58
                                                                            ------------------------------
Total                                                                                 459             516
                                                                            ==============================

10.  FINANCIAL INSTRUMENTS AND RISK MANAGEMENT

We use derivatives in our marketing group for trading purposes and we also use derivatives to manage commodity price risk and foreign currency exchange rate risk for non-trading purposes. Our derivative instruments are carried at fair value on the balance sheet. Our other financial instruments are carried at cost or amortized cost. The carrying value of short-term receivables and payables approximates their fair value because the instruments are near maturity.

(a) CARRYING VALUE AND ESTIMATED FAIR VALUE OF DERIVATIVES AND FINANCIAL INSTRUMENTS

The carrying values, fair values, and unrecognized gains or losses on our outstanding derivatives and long-term financial assets and liabilities are:

                                                         DECEMBER 31, 2007                        DECEMBER 31, 2006
-------------------------------------------------------------------------------------------------------------------------------
                                                Carrying       Fair    Unrecognized       Carrying       Fair     Unrecognized
                                                   Value      Value     Gain/(Loss)          Value      Value      Gain/(Loss)
                                              --------------------------------------    ---------------------------------------
Commodity Price Risk
      Non-Trading Activities
        Crude Oil Put Options                          -          -               -             19         19               -
        Fixed-Price Natural Gas Contracts            (70)       (70)              -            (96)       (96)              -
        Natural Gas Swaps                             (9)        (9)              -             (8)        (8)              -

      Trading Activities
        Crude Oil and Natural Gas                     15         15               -            372        372               -
        Future Sale of Gas Inventory                   -          -               -              -         25              25

    Foreign Currency Exchange Rate Risk
      Non-Trading Activities                           1          1               -              -          -               -
      Trading Activities                              (9)        (9)              -            (12)       (12)              -
                                              --------------------------------------    ---------------------------------------
Total Derivatives                                    (72)       (72)              -            275        300              25
                                              ======================================    =======================================

Other Financial Liabilities
      Long-Term Debt                              (4,610)    (4,692)           (82)         (4,673)    (4,728)            (55)
                                              ======================================    =======================================

The estimated fair value of all derivative instruments is based on quoted market prices and, if not available, on estimates from third-party brokers or dealers. Other financial assets used in the normal course of business include cash and cash equivalents, restricted cash and margin deposits and accounts receivable. Other financial liabilities include accounts payable, accrued interest payable, short-term borrowings and long-term debt. Fair value of long-term debt is estimated based on third-party brokers and quoted market prices.

(b)  COMMODITY PRICE RISK MANAGEMENT

NON-TRADING ACTIVITIES

The majority of our oil and gas production is sold under short-term contracts, exposing us to short-term price movements. Other energy contracts we enter into also expose us to commodity price risk between the time we purchase and sell contracted volumes. From time to time, we actively manage these risks by using commodity futures, forwards, swaps and options.

CRUDE OIL PUT OPTIONS
In 2007, we purchased put options on 36 million barrels or approximately 100,000 bbls/d of our 2008 crude oil production. These options established an annual average Dated Brent floor price of US$50/bbl on these volumes. The put options were purchased for $24 million and the fair value at December 31, 2007 was $nil. We recorded a loss of $12 million in marketing and other on the Unaudited Consolidated Statement of Income during the quarter.

In 2006, we purchased WTI crude oil put options on 105,000 bbls/d of our 2007 crude oil production at a cost of $26 million. These options established an annual average WTI floor price of US$50/bbl on these volumes. The 2007 WTI crude oil put options were not used and have expired. The fair value at December 31, 2006 was $19 million, which we included in marketing and other as a loss of $19 million in 2007 on the Unaudited Consolidated Statement of Income.

FIXED-PRICE NATURAL GAS CONTRACTS AND NATURAL GAS SWAPS
In July and August 2005, we sold certain Canadian oil and gas properties and retained fixed-price natural gas sales contracts that were previously associated with those properties. Since these contracts are no longer used in the normal course of our oil and gas operations, they have been included in the Unaudited Consolidated Balance Sheet at fair value. Amounts settling within 12 months are included in accounts payable and amounts settling beyond that included in deferred credits and other liabilities. Any change in fair value is included in marketing and other in the Unaudited Consolidated Statement of Income.

                                                Notional                                        Average                  Fair
                                                 Volumes                    Term                  Price                 Value
------------------------------------------------------------------------------------------------------------------------------
                                                  (Gj/d)                                         ($/Gj)        (Cdn$ millions)
Fixed-Price Natural Gas Contracts                 15,514                    2008                   2.46                   (22)
                                                  15,514             2009 - 2010            2.56 - 2.77                   (48)
                                                                                                               ---------------
                                                                                                                          (70)
                                                                                                               ===============

Following the sale of the Canadian oil and gas properties, we entered into natural gas swaps to economically hedge our exposure to the fixed-price natural gas contracts. The natural gas swaps are included in our Unaudited Consolidated Balance Sheet with amounts settling within 12 months included in accounts payable and amounts settling beyond that are included in deferred credits and other liabilities. Any change in fair value is included in marketing and other in the Unaudited Consolidated Statement of Income.

                                                Notional                                        Average                  Fair
                                                 Volumes                    Term                  Price                 Value
------------------------------------------------------------------------------------------------------------------------------
                                                  (Gj/d)                                         ($/Gj)        (Cdn$ millions)
Natural Gas Swaps                                 15,514                    2008                   7.60                    (6)
                                                  15,514             2009 - 2010                   7.60                    (3)
                                                                                                               ---------------
                                                                                                                           (9)
                                                                                                               ===============

TRADING ACTIVITIES

CRUDE OIL AND NATURAL GAS
We enter into physical purchase and sales contracts as well as financial commodity contracts to enhance our price realizations and lock in our margins. The physical and financial commodity contracts (derivative contracts) are stated at fair value. The $15 million fair value of the commodity contracts at December 31, 2007 (2006 - $372 million) is included in the Unaudited Consolidated Balance Sheet and any change in fair value is included in marketing and other in the Unaudited Consolidated Statement of Income.

FUTURE SALE OF GAS INVENTORY
In an attempt to mitigate the exposure to fluctuations in cash flow from changes in the price of natural gas we have certain NYMEX futures contracts and swaps in place, which effectively lock in our margins on the future sale of our natural gas inventory in storage. From time to time we have designated in writing some of these derivative contracts as cash flow hedges of the future sale of our storage inventory.

At December 31, 2006, we held NYMEX natural gas futures contracts and swaps that were designated as cash flow hedges on the future sale of natural gas inventory. On adoption of Section 3865 (see Note 1), the fair value of $25 million related to these cash flow hedges was included in accounts receivable and gains of $16 million, net of income taxes, were included in accumulated other comprehensive income (AOCI). During the first quarter of 2007, the inventory was sold and these gains were recognized in marketing and other in the Unaudited Consolidated Statement of Income.

In late 2006, we de-designated certain futures contracts that had been designated as cash flow hedges of future sales of our natural gas in storage. These contracts were de-designated since it became uncertain that the future sales of natural gas would occur within the designated time frame. As it was reasonably possible that the future sales could have taken place as designated at the inception of the hedging relationship, gains of $65 million on the futures contracts were deferred in accounts payable at December 31, 2006. The adoption of Section 3865 on January 1, 2007 (see Note 1), required that the deferred gains ($45 million, net of income taxes) be reclassified to AOCI. The gains were recognized in marketing and other in the Unaudited Consolidated Statement of Income during the first quarter of 2007.

At December 31, 2007, there were no designated cash flow hedges in place.

(c)  FOREIGN CURRENCY EXCHANGE RATE RISK MANAGEMENT

NON-TRADING ACTIVITIES

US DOLLAR CALL OPTIONS - CANEXUS

The operations of Canexus are exposed to changes in the US-dollar exchange rate as a portion of their sales are denominated in US dollars while most of its costs are in Canadian dollars. Canexus periodically purchases US-dollar call options to reduce this exposure to fluctuations in the Canadian-US dollar exchange rate. Under outstanding option contracts at December 31, 2007, Canexus LP has the right to sell US$5 million monthly and purchase Canadian dollars at an exchange rate of US$0.95 for the period September 1, 2007 to February 29, 2008. The fair value of these contracts at December 31, 2007 was $1 million. Changes in fair value are included in marketing and other in the Unaudited Consolidated Statement of Income.

TRADING ACTIVITIES

Our sales and purchases of crude oil and natural gas are generally transacted in or referenced to the US dollar, as are most of the financial commodity contracts used by our marketing group. However, we pay for many of our purchases in Canadian dollars. We enter into US-dollar forward contracts and swaps to manage this exposure. Losses of $9 million on our US-dollar forward contracts and swaps at December 31, 2007 (2006 - $12 million) are included in the Unaudited Consolidated Balance Sheet. Any change in fair value is included in marketing and other in the Unaudited Consolidated Statement of Income.

(d)  TOTAL CARRYING VALUE OF DERIVATIVE CONTRACTS RELATED TO TRADING ACTIVITIES

Amounts related to derivative instruments held by our marketing operation are equal to fair value as we use mark-to-market accounting and are as follows:

                                                     December 31     December 31
                                                            2007            2006
--------------------------------------------------------------------------------
Accounts Receivable                                          334            731
Deferred Charges and Other Assets (1)                        248            153
                                                    ----------------------------
    Total Derivative Contract Assets                         582            884
                                                    ============================

Accounts Payable and Accrued Liabilities                     413            325
Deferred Credits and Other Liabilities (1)                   163            199
                                                    ----------------------------
    Total Derivative Contract Liabilities                    576            524
                                                    ============================

Total Derivative Contract Net Assets (2)                       6            360
                                                    ============================

(1) These derivative contracts settle beyond 12 months and are considered non-current.

(2) Comprised of $15 million (2006 - $372 million) related to commodity contracts and losses of $9 million (2006 - $12 million loss) related to US-dollar forward contracts and swaps.

Our exchange-traded derivative contracts are subject to margin requirements. We have margin deposits of $203 million (2006 - $197 million), which have been included in restricted cash and margin deposits on our Unaudited Consolidated Balance Sheet at December 31, 2007.

11.  SHAREHOLDERS' EQUITY

DIVIDENDS
Dividends per common share for the three months ended December 31, 2007 were $0.025 (2006 - $0.025). Dividends per common share for the 12 months ended December 31, 2007 were $0.10 (2006 - $0.10). Dividends paid to holders of common shares have been designated as "eligible dividends" for Canadian tax purposes.

12.  EARNINGS PER COMMON SHARE

Our shareholders approved a split of our issued and outstanding common shares on a two-for-one basis at our annual and special meeting on April 26, 2007. All common share and per common share amounts have been retroactively restated to reflect this share split.

We calculate basic earnings per common share using net income and the weighted-average number of common shares outstanding. We calculate diluted earnings per common share in the same manner as basic, except we use the weighted-average number of diluted common shares outstanding in the denominator.

                                                                                    Three Months            Twelve Months
                                                                                 Ended December 31        Ended December 31
(millions of shares)                                                               2007         2006           2007       2006
-------------------------------------------------------------------------------------------------------------------------------
Weighted-average number of common shares outstanding                              528.1        524.9          527.1      524.2
Shares issuable pursuant to tandem options                                         21.3         26.2           26.6       27.7
Shares to be purchased from proceeds of tandem options                            (12.4)       (13.4)         (15.7)     (14.0)
                                                                            ---------------------------------------------------
Weighted-average number of diluted common shares outstanding                      537.0        537.7          538.0      537.9
                                                                            ===================================================

In calculating the weighted-average number of diluted common shares outstanding for the three and twelve months ended December 31, 2007, we excluded 4,081,000 and 49,333 tandem options respectively, because their exercise price was greater than the average common share market price in those periods. In calculating the weighted-average number of diluted common shares outstanding for the three and twelve months ended December 31, 2006, we excluded 1,661,600 and 422,566 tandem options respectively, because their exercise price was greater than the average common share market price in those periods. During the periods presented, outstanding tandem options were the only potential dilutive instruments.


13.  CASH FLOWS

(a)  CHARGES AND CREDITS TO INCOME NOT INVOLVING CASH

                                                                                    Three Months            Twelve Months
                                                                                 Ended December 31        Ended December 31
                                                                                   2007         2006           2007       2006
-------------------------------------------------------------------------------------------------------------------------------
Depreciation, Depletion, Amortization and Impairment                                724          354         1,767       1,124
Stock-Based Compensation                                                             23           57          (109)        101
Future Income Taxes                                                                  55           16           358         315
Change in Fair Value of Crude Oil Put Options                                        12            5            43          11
Net Income Attributable to Non-Controlling Interests                                  3            -            18          12
Other                                                                               (30)          33            (4)         66
                                                                            ---------------------------------------------------
Total                                                                               787          465         2,073       1,629
                                                                            ===================================================
(b)  CHANGES IN NON-CASH WORKING CAPITAL

                                                                                    Three Months            Twelve Months
                                                                                 Ended December 31        Ended December 31
                                                                                   2007         2006           2007       2006
-------------------------------------------------------------------------------------------------------------------------------
   Accounts Receivable                                                             (852)        (212)         (797)        345
   Inventories and Supplies                                                        (118)         (55)          (97)       (302)
   Other Current Assets                                                               3           15           (15)        (14)
   Accounts Payable and Accrued Liabilities                                         771          168           691         (72)
   Accrued Interest Payable                                                         (14)          18             -           -
                                                                            ---------------------------------------------------
Total                                                                              (210)         (66)         (218)        (43)
                                                                            ===================================================

Relating to:
   Operating Activities                                                            (329)         (85)         (348)       (177)
   Investing Activities                                                             119           19           130         134
                                                                            ---------------------------------------------------
Total                                                                              (210)         (66)         (218)        (43)
                                                                            ===================================================

(c)  OTHER CASH FLOW INFORMATION

                                                                                    Three Months             Twelve Months
                                                                                  Ended December 31        Ended December 31
                                                                                   2007         2006          2007       2006
------------------------------------------------------------------------------------------------------------------------------
Interest Paid                                                                        95           61           328        278
Income Taxes Paid                                                                   124           81           408        398

                                                                            --------------------------------------------------

Cash flow from other operating activities includes cash outflows related to geological and geophysical expenditures of $44 million for the three months ended December 31, 2007 (2006 - $51 million) and $123 million for the twelve months ended December 31, 2007 (2006 - $128 million).

14.  MARKETING AND OTHER

                                                                                    Three Months             Twelve Months
                                                                                  Ended December 31        Ended December 31
                                                                                   2007         2006          2007       2006
------------------------------------------------------------------------------------------------------------------------------
Marketing Revenue, Net                                                              209          350           959      1,309
Business Interruption Insurance Proceeds (1)                                          -           30             -        154
Change in Fair Value of Crude Oil Put Options                                       (12)          (5)          (43)       (11)
Interest                                                                             10            9            39         36
Foreign Exchange Gains (Losses)                                                      32          (23)          (22)       (72)
Other                                                                                10            -            88         34
                                                                            --------------------------------------------------
Total                                                                               249          361         1,021      1,450
                                                                            ==================================================

(1) In 2006, we received business interruption insurance proceeds related to production losses caused by Gulf of Mexico hurricanes in 2005 and by generator failures in our UK operations in 2005.

15.  COMMITMENTS, CONTINGENCIES AND GUARANTEES

As described in Note 15 to the Audited Consolidated Financial Statements included in our 2006 Annual Report on Form 10-K, there are a number of lawsuits and claims pending, the ultimate results of which cannot be ascertained at this time. We record costs as they are incurred or become determinable. We believe the resolution of these matters would not have a material adverse effect on our liquidity, consolidated financial position or results of operations.

16.  OPERATING SEGMENTS AND RELATED INFORMATION

Nexen is involved in activities relating to Oil and Gas, Energy Marketing, Syncrude and Chemicals in various geographic locations as described in Note 20 to the Audited Consolidated Financial Statements included in our 2006 Annual Report on Form 10-K.

THREE MONTHS ENDED DECEMBER 31, 2007

                                                                                                            Corporate
                                                                               Energy                             and
(CDN $ millions)                             Oil and Gas                    Marketing   Syncrude  Chemicals     Other       Total
----------------------------------------------------------------------------------------------------------------------------------
                                                                     Other
                                               United    United  Countries
                              Yemen   Canada   States   Kingdom        (1)
                             ---------------------------------------------
 Net Sales                      275      112      162       741         42         12        151        102         -       1,597
 Marketing and Other              2        2        -         4          -        209          -          2        30(2)      249
                             -----------------------------------------------------------------------------------------------------
 Total Revenues                 277      114      162       745         42        221        151        104        30       1,846
 Less: Expenses
  Operating                      44       43       27        56          2          8         57         66         -         303
  Depreciation, Depletion,
    Amortization and
     Impairment                  37       43      429(3)    176          -          3         14         12        10         724
  Transportation and Other        2        4        -         -          -        186          4         10         8         214
  General and Administrative(4)   4       20       19         3         18         19          -          7        37         127
  Exploration                     -        9       39        19         38(5)       -          -          -         -         105
  Interest                        -        -        -         -          -          -          -          2        32          34
                             -----------------------------------------------------------------------------------------------------
 Income (Loss)
  before Income Taxes           190       (5)    (352)      491        (16)         5         76          7       (57)        339
 Less: Provision for
 (Recovery
  of) Income Taxes               72       (1)    (121)      222         (4)        (4)        19          1       (42)        142
 Less: Non-Controlling
  Interests                       -       -         -         -          -          -          -          3         -           3
                             -----------------------------------------------------------------------------------------------------
 Net Income (Loss)              118       (4)    (231)      269        (12)         9         57          3       (15)        194
                              ====================================================================================================


 Identifiable Assets            359    5,379(6) 1,640     4,642        317      3,663(7)   1,212        487        376     18,075
                              ====================================================================================================

 Capital Expenditures
  Development and Other          29      405       49       117         18          2          9         23        21         673
  Exploration                     1       36      122        25         12          -          -          -         -         196
  Proved Property Acquisitions    -        1        -         -          -          -          -          -         -           1
                             -----------------------------------------------------------------------------------------------------
                                 30      442      171       142         30          2          9         23        21         870
                              ====================================================================================================

 Property, Plant and Equipment
  Cost                        2,178    6,736    3,069     4,723        263        246      1,332        831       315      19,693
  Less: Accumulated DD&A      1,950    1,597    1,765       908         77         62        205        463       168       7,195
                             -----------------------------------------------------------------------------------------------------
 Net Book Value                 228    5,139(6) 1,304     3,815        186        184      1,127        368       147      12,498
                              ====================================================================================================

(1)  Includes results of operations from producing activities in Colombia.
(2) Includes interest income of $10 million, foreign exchange gains of $32 million and decrease in the fair value of crude oil put options of $12 million.
(3) Includes impairment charges of $366 million related to oil and gas properties in the Gulf of Mexico.
(4)  Includes stock-based compensation expense of $54 million.
(5)  Includes exploration activities primarily in Nigeria, Norway and Colombia.
(6) Includes costs of $3,695 million related to our Long Lake Project (Phase 1 and future phases).
(7) Approximately 84% of Marketing's identifiable assets are accounts receivable and inventories.

TWELVE MONTHS ENDED DECEMBER 31, 2007

                                                                                                            Corporate
                                                                               Energy                             and
(Cdn $ millions)                             Oil and Gas                    Marketing   Syncrude  Chemicals     Other       Total
----------------------------------------------------------------------------------------------------------------------------------
                                                                     Other
                                               United    United  Countries
                              Yemen   Canada   States   Kingdom        (1)
                             ---------------------------------------------
 Net Sales                    1,086      441      616     2,285        148         48        545        414         -       5,583
 Marketing and Other             10        6        -        39          -        959          -         33       (26)(2)   1,021
                              ----------------------------------------------------------------------------------------------------
 Total Revenues               1,096      447      616     2,324        148      1,007        545        447       (26)      6,604
 Less: Expenses
  Operating                     171      173      102       212          8         34        208        257         -       1,165
  Depreciation, Depletion,
    Amortization and
     Impairment                 213      166      641(3)    599          8         13         53         45        29       1,767
  Transportation and Other        8       22        -         -          -        806         17         39        16         908
  General and Administrative(4)  (6)      50       38         3         40         87          1         31       130         374
  Exploration                     5       27      134        69         91(5)       -          -          -         -         326
  Interest                        -        -        -         -          -          -          -         11       157         168
                              ----------------------------------------------------------------------------------------------------
 Income (Loss)
  before Income Taxes           705        9     (299)    1,441          1         67        266         64      (358)      1,896
 Less: Provision for
 (Recovery
  of) Income Taxes              248        3     (103)      712          -         21         75         18      (182)        792
 Less: Non-Controlling
  Interests                       -        -        -         -          -          -          -         18         -          18
                              ----------------------------------------------------------------------------------------------------
 Net Income (Loss)              457        6     (196)      729          1         46        191         28      (176)      1,086
                              ====================================================================================================


 Identifiable Assets            359    5,379(6) 1,640     4,642        317      3,663(7)   1,212        487       376      18,075
                              ====================================================================================================

 Capital Expenditures
  Development and Other         124    1,381      414       551         53          4         36         62        52       2,677
  Exploration                    12      123      275       119         44          -          -          -         -         573
  Proved Property Acquisitions    -        1      104(8)     46(9)       -          -          -          -         -         151
                              ----------------------------------------------------------------------------------------------------
                                136    1,505      793       716         97          4         36         62        52       3,401
                              ====================================================================================================

 Property, Plant and Equipment
  Cost                        2,178    6,736    3,069     4,723        263        246      1,332        831       315      19,693
  Less: Accumulated DD&A      1,950    1,597    1,765       908         77         62        205        463       168       7,195
                              ----------------------------------------------------------------------------------------------------
 Net Book Value                 228    5,139(6) 1,304     3,815        186        184      1,127        368       147      12,498
                              ====================================================================================================

(1)  Includes results of operations from producing activities in Colombia.
(2) Includes interest income of $39 million, foreign exchange losses of $22 million and decrease in the fair value of crude oil put options of $43 million.
(3) Includes impairment charges of $366 million related to oil and gas properties in the Gulf of Mexico.
(4)  Includes stock-based compensation expense of $38 million.
(5)  Includes exploration activities primarily in Nigeria, Norway and Colombia.
(6) Includes costs of $3,695 million related to our Long Lake Project (Phase 1 and future phases).
(7) Approximately 84% of Marketing's identifiable assets are accounts receivable and inventories.
(8)  Includes acquisition of producing properties in the Gulf of Mexico.
(9) Includes acquisition of additional interests in the Scott and Telford fields.

THREE MONTHS ENDED DECEMBER 31, 2006

                                                                                                            Corporate
                                                                               Energy                             and
(Cdn $ millions)                             Oil and Gas                    Marketing   Syncrude  Chemicals     Other       Total
----------------------------------------------------------------------------------------------------------------------------------
                                                                     Other
                                               United    United  Countries
                              Yemen   Canada   States   Kingdom        (1)
                             ---------------------------------------------
 Net Sales                      299      108      133       105         31         25        118        101         -         920
 Marketing and Other              2        -       30         4          -        350          -         (6)      (19)(2)     361
                              ----------------------------------------------------------------------------------------------------
 Total Revenues                 301      108      163       109         31        375        118         95       (19)      1,281
 Less: Expenses
  Operating                      41       40       27        17          3         13         48         64         -         253
  Depreciation, Depletion,
    Amortization and
     Impairment (3)              79       47      141        48          2          6         14         10         7         354
  Transportation and Other        2       11        -         -          1        198          4          9        20(4)      245
  General and Administrative(5)   6       24       14         8         14         19          1          9        81         176
  Exploration                     3        8       74        13         33(6)       -          -          -         -         131
  Interest                        -        -        -         -          -          -          -          3        15          18
                              ----------------------------------------------------------------------------------------------------
 Income (Loss)
  before Income Taxes           170      (22)     (93)       23        (22)       139         51          -      (142)        104
 Less: Provision for
 (Recovery
  of) Income Taxes               58       25      (31)       45         (9)        38         15          1      (115)         27
 Less: Non-Controlling
  Interests                       -        -        -         -          -          -          -          -         -           -
                              ----------------------------------------------------------------------------------------------------
 Net Income (Loss)              112      (47)     (62)      (22)       (13)       101         36         (1)      (27)         77
                              ====================================================================================================

 Identifiable Assets            464    3,923(7) 1,620     5,490        245      3,528(8)   1,186        459       241      17,156
                              ====================================================================================================

 Capital Expenditures
  Development and Other          35      374      143       186          8          3         12         13        15         789
  Exploration                     9       21       22        27         31          -          -          -         -         110
  Proved Property Acquisitions    -        1        -         -          -          -          -          -         -           1
                              ----------------------------------------------------------------------------------------------------
                                 44      396      165       213         39          3         12         13        15         900
                              ====================================================================================================

 Property, Plant and Equipment
  Cost                        2,404    5,216    2,889     4,710        249        226      1,304        854       286      18,138
  Less: Accumulated DD&A      2,128    1,448    1,445       432         78         47        179        494       148       6,399
                              ----------------------------------------------------------------------------------------------------
 Net Book Value                 276    3,768(7) 1,444     4,278        171        179      1,125        360       138      11,739
                              ====================================================================================================

(1)  Includes results of operations from producing activities in Colombia.
(2) Includes interest income of $9 million, foreign exchange losses of $23 million and decrease in the fair value of crude oil put options of $5 million.
(3) Includes an impairment charge of $93 million, primarily relating to two natural gas producing properties in the Gulf of Mexico.
(4) Includes $17 million (US$15 million) accrual with respect to the Block 51 arbitration.
(5)  Includes stock-based compensation expense recovery of $71 million.
(6)  Includes exploration activities primarily in Nigeria,  Norway and Colombia.
(7) Includes costs of $2,444 million related to our Long Lake Project (Phase 1 and future phases).
(8) Approximately 80% of Marketing's identifiable assets are accounts receivable and inventories.

TWELVE MONTHS ENDED DECEMBER 31, 2006
                                                                                                            Corporate
                                                                               Energy                             and
(Cdn $ millions)                             Oil and Gas                    Marketing   Syncrude  Chemicals     Other       Total
-----------------------------------------------------------------------------------------------------------------------------------
                                                                      Other
                                                United    United  Countries
                              Yemen   Canada    States   Kingdom        (1)
                             ----------------------------------------------
 Net Sales                    1,328      459       629      477        139         51        446        407         -       3,936
 Marketing and Other              8        7        81(2)    85(3)       1      1,309          -          6       (47)(4)   1,450
                              ----------------------------------------------------------------------------------------------------
 Total Revenues               1,336      466       710      562        140      1,360        446        413       (47)      5,386
 Less: Expenses
  Operating                     151      143       106       80          8         31        187        249         -         955
  Depreciation, Depletion,
    Amortization and
     Impairment (5)             327      162       296      216         10         12         33         40        28       1,124
  Transportation and Other        6       33         -        -          1        789         18         40       154(6)    1,041
  General and Administrative(7)  17       80        58       14         44        112          1         29       200         555
  Exploration                     4       26       214       46         72(8)       -          -          -         -         362
  Interest                        -        -         -        -          -          -          -         11        42          53
                              ----------------------------------------------------------------------------------------------------
 Income (Loss)
  before Income Taxes           831       22        36      206          5        416        207         44      (471)      1,296
 Less: Provision for
 (Recovery
  of) Income Taxes              289        7        13      378(9)       1        151         66         15      (237)        683
 Less: Non-Controlling
  Interests                       -       -          -        -          -          -          -         12         -          12
                              ----------------------------------------------------------------------------------------------------
 Net Income (Loss)              542       15        23     (172)         4        265        141         17      (234)        601
                              ====================================================================================================

 Identifiable Assets            464    3,923(10) 1,620    5,490        245      3,528(11)  1,186        459       241      17,156
                              ====================================================================================================

 Capital Expenditures
  Development and Other         145    1,434       418      596         28         47         86         27        45       2,826
  Exploration                    37      163       177       62         52          -          -          -         -         491
  Proved Property Acquisitions    -       12         -        1          -          -          -          -         -          13
                              ----------------------------------------------------------------------------------------------------
                                182    1,609   -   595      659         80         47         86         27        45       3,330
                              ====================================================================================================

 Property, Plant and Equipment
  Cost                        2,404    5,216     2,889    4,710        249        226      1,304        854       286      18,138
  Less: Accumulated DD&A      2,128    1,448     1,445      432         78         47        179        494       148       6,399
                              ----------------------------------------------------------------------------------------------------
 Net Book Value                 276    3,768(10) 1,444    4,278        171        179      1,125        360       138      11,739
                              ====================================================================================================

(1)  Includes results of operations from producing activities in Colombia.
(2) Includes $80 million of business interruption insurance proceeds related to production losses caused by Gulf of Mexico hurricanes in 2005.
(3) Includes proceeds of $74 million from business interruption insurance claims for generator failures in 2005 at our UK oil and gas operations.
(4) Includes interest income of $36 million, foreign exchange losses of $72 million and decrease in the fair value of crude oil put options of $11 million.
(5) Includes an impairment charge of $93 million, primarily relating to two natural gas producing properties in the Gulf of Mexico.
(6) Includes $151 million (US$135 million) accrual with respect to the Block 51 arbitration.
(7)  Includes stock-based compensation expense of $210 million.
(8)  Includes exploration activities primarily in Nigeria, Norway and Colombia.
(9) Includes future income tax expense of $277 million related to an increase in the supplemental tax rate on oil and gas activities in the United Kingdom.
(10) Includes costs of $2,444 million related to our Long Lake Project (Phase 1 and future phases).
(11) Approximately 80% of Marketing's identifiable assets are accounts receivable and inventories.